                                                                    Exhibit 10.9

                                    *** CERTAIN CONFIDENTIAL INFORMATION
                                    CONTAINED IN THIS DOCUMENT (INDICATED BY
                                    ASTERISKS) HAS BEEN OMITTED AND FILED
                                    SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION PURSUANT TO A REQUEST FOR
                                    CONFIDENTIAL TREATMENT UNDER 17 C.F.R.
                                    SECTIONS 200.80(B)(4), 200.83 AND 230.406

                   LINDOWSOS(TM) PARTNERSHIP LICENSE AGREEMENT

LindowsOS(TM) and Lindows.com(TM) are not endorsed by nor affiliated with Microsoft Corporation(R) in any way.

THIS AGREEMENT ("Agreement") is entered into by and between Lindows.com, Inc. ("Lindows.com"), a Delaware corporation with its principal office located at 9333 Genesee Drive, San Diego, CA 92121, Telephone: 858-587-6700, Facsimile:
858-587-8095, email: licenses@lindows.com, and Seagate Technology LLC, with an office located at 920 Disc Drive, CA 95066 ("Licensee").

WHEREAS, Lindows.com has the right to license LindowsOS(TM) specified below as Lindows.com Software Product;

and

WHEREAS, Lindows.com desires to license to Licensee and Licensee desires to receive a license to the Lindows.com Software Product for Licensee to install the Lindows.com Software Product on certain Licensee Products, as defined below, for purposes of making Composite Products, as defined below, and for Licensee to distribute such Composite Products, subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the foregoing, and in reliance on the mutual agreements contained herein, the parties agree as follows:

1. DEFINITIONS: All definitions below or elsewhere in this Agreement shall apply both to the singular and plural forms, as the context may require.

         1.1 "Composite Product" means Licensee Products upon which Licensee has installed the Lindows.com Software Product as provided herein.

         1.2 "Computer" means a new or refurbished by or for a System Builder personal desktop computer, laptop computer, notebook computer, or server computer.

         1.3 "End-User" means an individual or organization that acquires a Composite Product either alone or installed in a Computer for personal and/or internal business use and not for reselling or distribution.

         1.4 "GPL" means the GNU General Public License a current version of which is attached as Exhibit B.

         1.5 "Hard Disk Drive" means a computer hardware product (a) designed to perform the operations of recording, detecting and erasing representations of any form of information, intelligence or data; (b) which includes the following elements: (i) a single enclosure containing during such operations (w) at least one rigid rotating magnetic disk, (x) at least one motor-driven spindle for engaging and rotating the magnetic disk, (y) at least one magnetic head assembly and (z) at least one actuator assembly for positioning an magnetic head across a disk, and (ii) electronic components used in operating the aforementioned elements; and (c) all the elements of which, when assembled, form an integrated unit.

         1.6 "Licensed Territory" means the United States and Canada and such other territories as are mutually agreed upon by the parties.

         1.7 "Licensee Branding Features" means Licensee's proprietary trade names, trade dress, service marks, trademarks, logos, and indicia of origin and other distinctive branding features.

         1.8 "Licensee Product(s)" means any new or refurbished computer Hard Disk Drive designed, manufactured or refurbished, and distributed by or for Licensee.

         1.9 "Light Up" means the first electronic transmission and first reporting only to Lindows.com's server of the specific registration code assigned by Lindows.com to Licensee upon (a) an End-User acquiring a Computer with a Composite Product installed on it, (b) the Computer being turned on and booting up, (c) the Lindows.com Software Product launching for the first time on such Computer, and (d) an End-User manifesting assent to the LindowsOS(TM) License Agreement.

         1.10 "Lindows.com Branding Features" means Lindows.com's proprietary trade names, trade dress, service marks, trademarks, logos, and indicia of origin and other distinctive branding features specified or referenced in Exhibit E.

         1.11 "Lindows.com Software Product" means certain computer programs including the LindowOS and related documentation and interface specifications developed, owned, licensed, otherwise controlled, and/or distributed by Lindows.com, as more specifically set forth at the website http://www.lindows.com/lindows_products.php or any successor website thereto, and any Updates to the foregoing computer programs and related documentation and interface specifications.

         1.12 "Lindows.com Software Product Deliverables" means a master disk image of the Lindows.com Software Product as made available for delivery to Licensee via electronic download at the Builder website http://builder.lindows.com or any successor website thereto or on CD-ROM or other media.

         1.13 "Proprietary Rights" means any and all rights, whether registered or unregistered, in, and with respect to, patents, copyrights, confidential information, know-how, trade secrets, moral rights, contract or licensing rights, confidential and proprietary information protected under contract or otherwise under law, trademarks, trade names, trade dress, logos, service marks, rights in and to animated characters and domain names, and all other intellectual or industrial property throughout the world.

         1.14 "Registration Data" means the data records submitted by an End-User of Composite Product(s) and received by Licensee as part of the registration process, including but not limited to the first name, last name, and email address of an End-User.

         1.15 "Reseller" means a person or entity that distributes Composite Products directly or through other Resellers to End-Users, Composite Products directly or through other Resellers to System Builders, or Composite Products integrated into Computers directly or through other Resellers to End Users.

         1.16 "Software Programs" means individual software components, each individual software component and all accompanying documentation, enhancements, upgrades and extensions thereto that were created either by Lindows.com or various individuals and entities.

         1.17 "System Builder" means a third party that manufactures itself or has manufactured for its benefit and account Computers.

         1.18 "Update" means a new version, new release, upgrade, update, bug fix, patch, work around, or other enhancement, modification, or revision of the Lindows.com Software Product that is designated as such by Lindows.com and made available by Lindows.com at the Lindows.com Builder website http://builder.lindows.com or any successor website thereto.

2.       LINDOWS.COM SOFTWARE PRODUCT LICENSE AND RESTRICTIONS:

         2.1      LICENSE GRANT:

                  2.1.1 GRANT: Subject to the restrictions in Section 2.2 and the other terms and conditions in this Agreement and only for the term of this Agreement, Lindows.com hereby grants to Licensee a nontransferable, nonsublicensable except as expressly set forth herein, limited right and license only in the Licensed Territory solely to:

                           (a)      Use the Lindows.com Software Product
Deliverables to install one (1) copy of the Lindows.com Software Product in executable form only on each unit of the Licensee Products to create Composite Products;

                           (b)      to distribute such copy of the Lindows.com
Software Product only in executable form and only as installed on and an integrated part of Composite Products directly or through a Reseller to End-Users for each End-User to install a Composite Product as part of that End-User's Computer and access and use such copy of the Lindows.com Software Product installed on such Composite Product via the Composite Product and that End-User's Computer;

                           (c)      to distribute such copy of the Lindows.com
Software Product only in executable form and only as installed on and an integrated part of Composite Products directly or through a Reseller to System Builders for each System Builder to install such Composite Products in its Computers and distribute such copy of the Lindows.com Software Product only as installed on and an integrated part of such Composite Product installed in such Computer directly or through a Reseller to an End-User for an End-User to access and use such copy of the Lindows.com Software Product via the Composite Product and such Computer;

                           (d)      to use the Lindows.com Software Product
Deliverables and the Lindows.com Software Product to provide reasonable technical support for Composite Products to Resellers, System Builders and End Users and, to the extent necessary to provide such technical support to End-Users only, to distribute a single copy of the Lindows.com Software

Product on a CD-ROM to an End-User for such End-User to re-install the Lindows.com Software Product on such End-User's Composite Product.

                  2.1.2    EXCLUSIVITY: [***]

                  2.1.3 HAVE MADE RIGHTS: The foregoing license shall include the reasonable right for Licensee only to have its rights exercised by a third party for the benefit and account of Licensee only provided that such third party enters into a written agreement consistent with this Agreement, including but not limited to having restrictions at least as restrictive as those in
Section 2.2 and confidentiality provisions at least as restrictive as those in
Section 13, and Licensee hereby agrees and shall be liable for any breach of this Agreement by, or other unauthorized or wrongful act of, such third party. This Section 2.1.3 shall not apply to a third party who has entered into a sublicense agreement substantially in the form attached hereto as Exhibit A hereto for any activities of such third party covered under such sublicense agreement.

         2.2      RESTRICTIONS:

                  2.2.1    THIRD PARTY SOFTWARE AND LICENSES:

                           (a)      GPL AND OTHER OPEN SOURCE LICENSES: Certain
Software Programs, or portions thereof, included in the Lindows.com Software Product Deliverables and/or Lindows.com Software Product are distributed under the GPL, and other similar open source license agreements, which contain terms that expand (or restrict) Licensee's and/or third parties' rights to use certain portions of the Lindows.com Software Product Deliverables and Lindows.com Software Product. The GPL and other similar open source license agreements permit Licensee and/or third parties to copy, modify and redistribute certain portions of the Lindows.com Software Product Deliverables and/or Lindows.com Software Product and have access to certain of the source code. The GPL and other similar open source license agreements, on-line documentation, source code, and other information about all such software programs as of the effective date of this Agreement are available at the website www.lindows.com/licensing (http://www.lindows.com/licensing) and current versions of which are attached as Exhibit B hereto. To the extent the GPL and/or other similar open source license agreements require that Lindows.com provide rights to use, copy or modify a Software Program that are broader than the rights granted elsewhere in this agreement, then the rights and restrictions in the GPL and/or other similar open source license agreement shall take precedence over the rights and restrictions set forth in this Agreement. Nothing in this Section 2.2.1(a) shall permit Licensee or any third party to use the Lindows.com Branding Features in connection with exercising the rights granted under the GPL or other similar open source license agreements.

                           (b)      THIRD PARTY AGREEMENTS: Certain Software
Programs included in the Lindows.com Software Product Deliverables and/or Lindows.com Software Product are distributed under the terms of agreements with third parties ("Third Party Agreements") which may expand or limit rights to use such Software Programs as set forth herein. Such Third Party Agreements and the on-line documentation that accompanies such Software Programs, if any, as of the effective date of this Agreement are available at the website www.lindows.com/licensing (http://www.lindows.com/1icensing) and current versions of which are attached as Exhibit B hereto. To the extent any Third Party Agreements require that Lindows provide rights to use, copy or modify a Software Program that are broader or stricter than the rights granted herein, then such rights and restrictions in such Third Party Agreements shall take precedence over the rights and restrictions granted in this Agreement solely for such Software Programs. Nothing in this Section 2.2.1(b) shall permit License or any third party to use the Lindows.com Branding Features in connection with exercising the rights granted under Third Party Agreements.

                  2.2.2 LINDOWS.COM SOFTWARE PRODUCT DELIVERABLES AND LINDOWS.COM SOFTWARE PRODUCTS LICENSED AND NOT SOLD: This license does not allow or authorize Licensee or any Reseller, System Builder, End-User, or any other third party to, and neither Licensee nor any Reseller, System Builder, End-User, or other third party shall, sell, resell, distribute, make available, or otherwise dispose of the Lindows.com Software Product Deliverables or Lindows.com Software Products except for distribution of the Lindows.com Software Products via license or sublicense as installed on and an integrated part of a Composite Product either alone or where such Composite Product is installed in a Computer, all of the foregoing only as expressly provided in this
Section 2. For clarification, any references to "sale(s)," "resale(s)," "selling" or "reselling" of the Composite Product(s) or the Lindows.com Software Product in this Agreement, refer only to the sale of the Licensee Product(s). The Lindows.com Software Product Deliverables and Lindows.com Software Product may only be licensed or sublicensed under this Agreement and only as expressly provided in Section 2. In no instance shall the Lindows.com Software Product Deliverables, Lindows.com Software Product, or any portion or element of any of the foregoing be sold under this Agreement.

                  2.2.3 NO CHARGE FOR LINDOWS.COM SOFTWARE PRODUCTS: Licensee shall not, and shall require in any agreement it enters into with Resellers, System Builders, contractors, and any other third party that such Resellers, System Builders, contractors, and other third parties shall not, charge Resellers, System Builders, End-Users, or any other third party directly or indirectly for the Lindows.com Software Product Deliverables and Lindows.com Software Product.

                  2.2.4    COMPATIBILITY OF LINDOWS.COM SOFTWARE PRODUCT:
Licensee shall test and take other commercially reasonable measures to ensure compatibility of the Lindows.com Software Product with Licensee Products and that the Composite Products function correctly. Licensee shall, and shall require in any agreement it enters into with Resellers, System Builders, contractors, and any other third party that such System Builders shall, test and take other commercially reasonable measures to ensure compatibility of the Lindows.com Software Product with Computers and that Computers containing Composite Products function correctly.

                  2.2.5 GENERAL RESTRICTIONS: Licensee shall not, and shall require in any agreement it enters into with Resellers, System Builders, contractors, and any other third party that Resellers, System Builders, contractors, and any other third party shall not: (i) Copy any Lindows.com Software Product Deliverables or Lindows.com Software Product or any portion or element of either of the foregoing except as and to the extent expressly authorized herein; (ii) translate, adapt, enhance, or otherwise modify the Lindows.com Software Product Deliverables or Lindows.com Software Product or any portion or element of either except as and only to the extent expressly authorized herein and except as and to the extent reverse engineering is expressly permitted by applicable local law; (iii) decompile, disassemble, or reverse engineer, or extract ideas, algorithms, procedures, workflows or hierarchies, from the Lindows.com Software Product Deliverables or Lindows.com Software Product or any portion or element of either, or otherwise use the Lindows.com Software Product Deliverables or Lindows.com Software Product or any portion or element of either for the purpose of creating another product or service except as and to the extent reverse engineering is expressly permitted by applicable local law; or (iv) use the Lindows.com Software Product Deliverables or Lindows.com Software Product or any portion or element of either to provide any facility management, service bureau, or similar services to third parties. Licensee shall not make, and in any agreement it enters into with Resellers, System Builders, contractors, and any other third party shall prohibit Resellers, System Builders, contractors, and any other third parties from making, (a) any representation or warranty on behalf of Lindows.com; (b) any representation concerning the quality, performance or other characteristics of the Lindows.com Software Product Deliverables or Lindows.com Software Product or any portion or element of either; or (c) any commitment to modify any of the Lindows.com Software Product Deliverables or Lindows.com Software Product.

                  2.2.6    BUILDER AND END-USER LICENSE & REQUIREMENTS:

                           (a)      BUILDER AGREEMENT FOR RESELLERS AND BUILDERS
AND LINDOWSOS(TM) LICENSE AGREEMENT FOR END-USERS: Licensee shall include the LindowsOS Builder License Agreement ("Builder Agreement") in substantially its current form or such other form as mutually agreed upon by the parties (a current version of which is located at http://www.lindows.com/builder and attached as part of Exhibit C hereto) and the LindowsOS License Agreement ("Lindows.com EULA") (a current of which is located at http://www.lindows.com/eula and attached as part of Exhibit C hereto) in any distribution of a Lindows.com Software Product or a Composite Product, whether such Composite Product is distributed alone or installed in and as part of a Computer. In addition, Licensee shall: (a) place and affix in a conspicuous place on (i) bulk packaging and (ii) individual unit packaging for Composite Products and/or the Composite Product itself a notice that any use, distribution or other disposition of the Lindows.com Software Product and a Composite Product other than by an End User is subject to the Builder Agreement and that any use, distribution or other disposition of the Lindows.com Software Product and a Composite Product by an End User is subject to the Lindows.com EULA or such other notice as is mutually agreed upon by the parties; (b) include in sufficient quantities and in bulk and/or individual unit packaging for Composite Products such that each Reseller and System Builder receives at least one copy per shipment the Builder Agreement as a "shrink-wrapped" or "click-wrapped" license agreement that requires a Reseller and System Builder to view in full and indicate assent either by opening the physical product package or by clicking on a designated button, respectively; and (c) include the Lindows.com EULA as a "shrink-wrapped" or "click-wrapped" license agreement that requires the End User to view in full and indicate assent either by opening the physical product package or by clicking on a designated button, respectively.

                           (b)      NO WARRANTIES TO END-USERS FOR LINDOWS.COM
SOFTWARE PRODUCT: In connection with End-Users, Licensee shall not, and shall require in any agreement it enters into with Resellers, System Builders, contractors, and any other third party that Resellers, System Builders, contractors, and any other third party shall not, make any representation or warranty binding or purporting to bind Lindows.com in connection with the performance, condition, title, non-infringement, merchantability, fitness for a particular purpose, system integration, or data accuracy of the Lindows.com Software Product Deliverables, Lindows.com Software Product, and/or Composite Product(s), and Licensee shall, and shall require in any agreement it enters into with Resellers, System Builders, contractors, and any other third party that Resellers, System Builders, contractors, and any other third party shall, disclaim all warranties implied by law to the maximum extent permitted by applicable law. If Licensee grants an express warranty in connection with End-Users regarding the performance and/or condition of the Composite Product(s), such express warranty shall expressly exclude the Lindows.com Software Product installed on such Composite Product which shall not be covered under such warranty.

                  2.2.7 EXPORT COMPLIANCE AND REGULATORY APPROVALS: The Lindows.com Software Product Deliverables and Lindows.com Software Products, including associated technical data, are subject to United States export control laws, and may be subject to export or import regulation restrictions in other countries. Notwithstanding anything else in this Agreement, Licensee shall, and shall require in any agreement it enters into with Resellers, System Builders, contractors, and any other third party that Resellers, System Builders, contractors, and any other third party shall, comply strictly with all such regulations and obtain all required licenses and/or other clearances to export, re-export, or import, as applicable, the Lindows.com Software Product Deliverables, Lindows.com Software Products, and any associated technical data to either of the foregoing, including but not limited to where the Lindows.com Software Products are installed on Composite Product(s) and/or Computers. Licensee shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings and registrations as may be necessary for the performance of the terms and conditions of this Agreement, including without limitation, fair trade approvals.

                  2.2.8 BRANDING REQUIREMENTS, BRANDING LICENSE: Licensee shall incorporate Lindows.com Branding Features and designated Lindows.com copyright notice without modification into the Composite Product(s). Licensee is not authorized to incorporate Licensee Branding Features into the Lindows.com Software Product, but Licensee may incorporate Licensee Branding Features in its reasonable discretion into Licensee web pages that feature Composite Product(s). All distribution rights and licenses granted herein for Composite Product(s) are subject to the forgoing branding requirements. Subject to the terms and conditions hereof, and only for term hereof, Lindows.com hereby grants to Licensee the limited nontransferable right and license to publicly display pursuant to Lindows.com's Trademark Guidelines set forth in Exhibit E attached hereto Lindows.com Branding Features on Composite Product(s) and for purposes of promoting and marketing Composite Product(s). Licensee shall not remove or destroy any Lindows Branding Features, proprietary markings, confidential legends placed upon or contained within the Lindows.com Software Product Deliverables or Lindows.com Software Products or any related materials.

         2.3 RESERVATION OF RIGHTS: All rights to the Lindows.com Software Product and Lindows.com Branding Features not expressly granted to Licensee in Sections 2.1 and 2.2.8 are expressly reserved by Lindows.com.

3. SUPPORT OBLIGATIONS: Lindows.com shall perform the following obligations [***]:

         3.1 GENERAL SUPPORT OPTIONS: Subject to the terms and conditions governing such support web site, Lindows.com will provide support to End-Users through the website Support.Lindows.com (http://support.lindows.com) or any successor website thereto. Such support shall consist exclusively of 24/7 access to frequently asked questions ("FAQs"), a searchable knowledge base, forums, and the opportunity to provide feedback. [***]

         3.2 LICENSEE SUPPORT OPTIONS: Subject to the terms and conditions governing such support web site, Licensee may use the website
Support.Lindows.com or any successor website thereto, or e-mail Lindows.com at builderhelp@lindows.com, where their e-mail will be reviewed and responded to by Lindows.com customer support personnel. [***]

         3.3 SYSTEM BUILDER SUPPORT OPTIONS: Subject to the terms and conditions governing such support web site, System Builders may use the website Support.Lindows.com or any successor website thereto, [***].

         3.4      [***]

         3.5      [***].

4.       PAYMENT AND DELIVERY:

         4.1      LINDOWS FEES:

                  4.1.1 MONTHLY LICENSING FEE: Licensee shall pay to Lindows.com a fee of [***] during the term of this Agreement. Such fee shall be [***].

                  4.1.2 PAYMENT METHODS AND TERMS: Payments are [***]. A late fee of [***], shall be assessed against overdue amounts more than [***] past due.

                  4.1.3 RIGHT TO CHANGE TERMS: Lindows.com reserves the right to change these terms at any time at its sole discretion and upon notice to Licensee. If Lindows.com changes the terms, the Licensee may, in its sole discretion, continue under their existing terms through the balance of their agreement, or change to the new terms immediately.

                  4.1.4 MOST FAVORED CUSTOMER. Lindows.com represents that the terms provided by Lindows.com under this Agreement are in the aggregate at least equivalent to the terms being provided by it to any present hard disk manufacturer customer of Lindows.com involving substantially similar volumes of products, generating substantially similar revenue, and having a substantially similar term. If during the term of this Agreement Lindows.com enters into an agreement with any hard disk manufacturer customer providing that customer with more favorable terms in the aggregate than those presently offered to Licensee, then: (a) Lindows.com will, within thirty (30) calendar days after the effective date of the offering, notify Licensee of the offering; and (b), at the option of Licensee, this Agreement will be deemed to be automatically amended, effective retroactively to the effective date of the more favorable offering, and Lindows.com will provide substantially similar terms to Licensee.

                  4.1.5 DELIVERY: Lindows.com will deliver the Lindows.com Software Product Deliverables (including delivering all related documentation and manuals) to Licensee on or before the effective date of this Agreement. Lindows.com will electronically deliver to Licensee each Update that becomes available as soon as it is released.

         4.2      [***]:

                  4.2.1    [***]:

                  4.2.2    [***]

         4.3 TAXES: Licensee acknowledges and agrees that Lindows.com does not take any responsibility to calculate, report, or remit sales or use taxes which may be assessed, due or owing to the taxing authorities of any jurisdiction for transactions that arise in connection with this Agreement. Licensee shall pay all taxes, duties and levies directly imposed by all foreign, federal, state, local or other taxing authorities (including, without limitation, export, sales, use, excise, and value-added taxes) based on the transactions or payments under this Agreement, other than taxes imposed or based on Lindows.com's net income.

5. LICENSEE'S RESALE POLICIES: Licensee is free to determine its own pricing for Composite Product(s). Licensee is free to determine its own resale policies for Composite Product(s) so long as such resale policies do not violate this Agreement or applicable laws, rules and regulations.

6. REGISTRATION DATA: Each of the parties represents and warrants that it shall not violate any rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, through such party's collection or use of Registration Data or other personal or private data.

7.       LINDOWS.COM REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

         7.1 LIMITED PERFORMANCE WARRANTY: Beginning upon delivery by Lindows.com of the Lindows.com Software Product Deliverables and continuing for a period of [***], Lindows.com warrants to Licensee that such Lindows.com Software Product Deliverables will conform to, and operate materially in accordance with, the documentation located at www.lindows.com/40, a current version of which is attached hereto as Exhibit D. Lindows.com will use commercially reasonable efforts to correct non-conformities of the Lindows.com Software Product Deliverables or replace non-conforming Lindow.com Software Product Deliverables within a commercially reasonable time, not to exceed [***], after being notified in writing of the non-conformity by Licensee. THIS WARRANTY DOES NOT APPLY TO LINDOWS.COM SOFTWARE PRODUCT MODIFIED BY LICENSEE, UNLESS SUCH MODIFICATION WAS AUTHORIZED BY LINDOWS.COM, OR THAT HAVE BEEN INCORPORATED, INTEGRATED OR MERGED WITH OTHER CODE BY OR FOR LICENSEE. NOTWITHSTANDING ANYTHING ELSE HEREIN, LICENSEE'S SOLE AND EXCLUSIVE REMEDY AND LINDOWS.COM'S SOLE AND EXCLUSIVE LIABILITY FOR BREACH OF THIS WARRANTY SHALL BE THE REPAIR OR REPLACEMENT OF THE DEFECTIVE OR NON-CONFORMING LINDOWS.COM SOFTWARE PRODUCT DELIVERABLES.

         7.2 LINDOWS.COM INDEMNIFICATION. Lindows.com shall defend at its sole cost any claim or proceeding brought by a third party against Licensee, its officers, directors, agents, and employees ("Licensee Indemnified Parties"), shall have the right at its option and sole cost to settle such claim or action, and shall pay any final award of damages issued against the Licensee Indemnified Parties by a court of competent jurisdiction, to the extent such claim or proceeding is based on a claim that the Licensee Indemnified Parties' authorized use sublicense or distribution of the Lindows.com Software Product directly infringes or misappropriates a third party Proprietary Right (a "Licensee Claim"), provided that: (a) upon becoming aware of such Licensee Claim, the Licensee Indemnified Parties promptly notify Lindows.com in writing of the Licensee Claim; (b) Lindows.com shall have exclusive control of the defense and/or settlement of any action to which the Licensee Claim relates; and (c) the License Indemnified Parties cooperate with Lindows.com in every reasonable way to facilitate such defense or settlement. Lindows.com shall not settle any claim without the Licensee Indemnified Parties' prior written consent (which shall not be unreasonable withheld, conditioned or delayed). Notwithstanding any of the foregoing, the Licensee Indemnified Parties shall have the right, in their absolute discretion and at their sole cost, to employ attorneys of their own choice and to institute or defend any such Licensee Claim. Lindows.com's obligations under this Section 7.2 shall not apply to the extent any Licensee Claim arises from (1) any modifications made by the Licensee Indemnified Parties or any third party to the Lindows.com Software Product as and in the form delivered by Lindows.com to Licensee under this Agreement, (2) the Licensee Indemnified Parties' or a third party's failure to use the Lindows.com Software Product in accordance with the provisions of this Agreement, and/or (3) the combination or use of the Lindows.com Software Product, or any portion thereof with software, hardware or materials not provided by Lindows.com. Lindows.com shall have no liability for any use of the Lindows.com Software Product other than as expressly set forth in this Agreement and the foregoing states Lindows.com's sole indemnification obligations and entire liability to Licensee with respect thereto.

         7.3 THREATENED INFRINGEMENT. If the Lindows.com Software Product becomes subject to a Licensee Claim relating to Proprietary Rights or in the event that Lindows.com wishes to minimize its potential liability hereunder, then Lindows.com may, at Lindows.com's option and at no expense to Licensee, (i) obtain for Licensee the right to continue to exercise the license granted; (ii) substitute functionally equivalent non-infringing Lindows.com Software Product; or (iii) modify the Lindows.com Software Product to make it non-infringing but remaining functionally equivalent.

8. WARRANTY DISCLAIMER: EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, TO THE MAXIMUM EXTENT ALLOWED BY LAW, LINDOWS.COM ON BEHALF OF ITSELF AND ITS LICENSORS HEREBY DISCLAIMS ALL OTHER WARRANTIES, BOTH EXPRESS AND IMPLIED. LINDOWS DISCLAIMS, ON BEHALF OF ITSELF AND ITS LICENSORS, IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, SYSTEM INTEGRATION, AND DATA ACCURACY. LICENSEE ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION THAT IS NOT EXPRESSLY SET OUT HEREIN.

9. LICENSEE INDEMNIFICATION: Licensee shall defend at its sole cost any claim or proceeding brought by a third party against Lindows.com, its officers, directors, agents and employees ("Lindows.com Indemnified Parties"), shall have the right at its option and sole cost to settle such claim or action, and shall pay any final award of damages issued against the Lindows.com Indemnified Parties by a court of competent jurisdiction, to the extent that such claim or proceeding arises out of the Composite Product (except to the extent that Lindows.com is required to indemnify the Licensee Indemnified Parties pursuant to Section 7.2 above) (each, a "Lindows.com Claim"), provided that: (a) upon becoming aware of such Lindows.com Claim, the Lindows.com Indemnified Parties promptly notify Licensee in writing of the Lindows.com Claim; (b) Licensee shall have exclusive control of the settlement or defense of any action to which the Lindows.com Claim relates; and (c) the Lindows.com Indemnified Parties cooperates with Licensee in every reasonable way to facilitate such defense or settlement. Licensee shall not settle any claim without the Lindows.com Indemnified Parties' prior written consent (which shall not be unreasonable withheld, conditioned or delayed). Notwithstanding any of the foregoing, the Lindows.com Indemnified Parties shall have the right, in their absolute discretion and at their sole cost, to employ attorneys of their own choice and to institute or defend any such Lindows.com Claim.

10. DISCLAIMER OF DAMAGES: EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS EXPRESSLY SET FORTH IN SECTIONS 7.2 AND 9 OF THIS AGREEMENT AND BREACH OF THE CONFIDENTIALITY PROVISIONS IN SECTION 13, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON, WHETHER IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE), OR ANY OTHER LEGAL THEORY (INCLUDING STRICT LIABILITY), FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, STATUTORY OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOOD WILL, LOSS OF DATA, LOSS OF PERFORMANCE, LOST REVENUE, LOST PROSPECTIVE ECONOMIC ADVANTAGE OR LOST PROFIT ARISING FROM ANY PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, IRRESPECTIVE OF WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE OR SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS EXPRESSLY SET FORTH IN SECTIONS 7.2 AND 9 OF THIS AGREEMENT, BREACH OF SECTION 2.1, 2.2.5, 2.2.6 OR 2.2.8 BY LICENSEE AND BREACH OF THE CONFIDENTIALITY PROVISIONS IN SECTION 13, EITHER PARTY'S MAXIMUM AGGREGATE LIABILITY OF ANY KIND ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE GREATER OF (A) ONE HUNDRED THOUSAND DOLLARS ($100,000) OR (B) THE TOTAL AMOUNT OF LICENSING FEES ACTUALLY PAID BY LICENSEE TO LINDOWS.COM HEREUNDER.

11. OWNERSHIP OF LINDOWS.COM SOFTWARE PRODUCT: Subject to the license granted in Section 2.1, all right, title and interest in and to the Lindows.com Software Product Deliverables and the Lindows.com Software Products and all Proprietary Rights in and to the Lindows.com Software Product Deliverables and the Lindows.com Software Products shall remain in and be the sole and exclusive property of Lindows.com and/or its licensors.

12. OWNERSHIP OF LINDOWS.COM BRANDING FEATURES: Subject to the license granted in Section 2.2.8, all right, title and interest in and to the Lindows.com Branding Features and all Proprietary Rights in and to the Lindows.com Branding Features shall remain in and be the sole and exclusive property of Lindows.com. Subject to the license granted in Section 2.2.8, Licensee hereby acknowledges and agrees that Licensee has no rights, title or interest in or to the Lindows.com Branding Features, and all benefits from the use of the Lindows.com Branding Features shall automatically vest in Lindows.com. Licensee shall not (i) apply for registration of the Lindows.com Branding Features (or any marks or features confusingly similar thereto) anywhere in the world, (ii) alter, modify or change the Lindows.com Branding Features in any manner, (iii) use any of the Lindows.com Branding Features, except as expressly authorized herein or by prior written approval of the owner thereof, or (iv) take any action inconsistent with Lindows.com's ownership of the Lindows.com Branding Features.

13.      CONFIDENTIALITY:

         13.1 CONFIDENTIAL INFORMATION: Each party acknowledges that, in the course of exercising its rights or performing its obligations under this Agreement, it may obtain confidential information relating to the other party, its licensors or licensees, contractors, agents, customers and/or end users ("Confidential Information"). Such Confidential Information shall include, without limitation: (i) The source code of the Lindows.com Software Product Deliverables and Lindows.com Software Products (including any and all Updates), the terms of this Agreement, and as it relates to the Lindows.com Software Product Deliverables and Lindows.com Software Products, trade secrets, know-how, inventions (whether or not patentable), techniques, processes, programs, ideas, algorithms, formulas, schematics, testing procedures, software design and architecture, computer code, internal documentation, design and functional specifications, product requirements, problem reports and performance information, software documents and other technical, business, product, marketing and financial information, plans and data; (ii) any information designated by either party as confidential in writing or, if disclosed orally, reduced to writing and designated as confidential within thirty (30) days; and
(iii) any nonpublic information regarding Licensee, any sub-licensees, Licensee's products or the Composite Products, including but not limited to, technical data, product design and development, sales information, quantity and kind of products/Composite Products sold, prices and methods of pricing, marketing techniques and plans, product returns, unannounced products, product and process information and any other information which if disclosed might be competitively detrimental to Licensee.. Neither party may use the Confidential Information of the other except for the purposes of this Agreement and shall protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own proprietary information of like importance, but in no event less than a reasonable degree of care. The parties may disclose Confidential Information received hereunder only as reasonably required to perform its obligations or exercise its rights under this Agreement and only to third parties, its employees, and its agents who have a need to know for such purposes and who are bound by signed, written agreements to protect the received Confidential Information from unauthorized use and disclosure at least as protective as this Section 13.

         13.2 LIMITATIONS: The restrictions of this Agreement on use and disclosure of Confidential Information shall not apply to information that: (i) was in the possession or control of the receiving party at the time of its disclosure by the disclosing party; (ii) is or becomes publicly known through no wrongful act; (iii) is received from a third party free to disclose it without any confidentiality obligation; or (iv) is independently developed without access to Confidential Information.

         13.3 DISCLOSURE REQUIRED BY LAW: In the event a party is required by law, regulation or court order to disclose Confidential Information, it will promptly notify the other party in writing prior to making any such disclosure in order to facilitate the other party's ability to seek a protective order or other appropriate remedy from the appropriate body. Each Party further agrees that if it is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information. Any Confidential Information released under this Section 13 shall remain Confidential Information or all other purposes.

         13.4 INJUNCTIVE RELIEF: The parties hereby agree that any breach of any provision of this Agreement regarding confidentiality or protection of Proprietary Rights would constitute irreparable harm, and that the aggrieved party shall be entitled to specific performance and/or injunctive relief in addition to other remedies at law or in equity. This Section 13.4 shall not be construed to preclude either party from seeking equitable relief under any other Section of this Agreement.

14.      TERM AND TERMINATION:

         14.1 TERM OF AGREEMENT: The term of this Agreement shall commence as of the effective date hereof and shall continue for [***], unless terminated earlier by either of the parties as described below.

         14.2 TERMINATION FOR CAUSE: Either party may terminate this Agreement and all rights granted under this Agreement upon written notice to the other party if (a) the other party breaches any material term or condition of this Agreement and fails to correct such breach within thirty (30) days following written notice specifying such breach, or (b) the other party applies for or consents to the appointment of a receiver, trustee or liquidator for substantially all of its assets, or such a receiver, trustee or liquidator is appointed for the other party; or the other party has filed against it an involuntary petition for bankruptcy that has not been dismissed within sixty
(60) days thereof, or the other party files a voluntary petition for bankruptcy or a petition or answer seeking reorganization, becomes or is insolvent or bankrupt, admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors.

         14.3 TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement for any reason by providing 30 days written notice to the other party.

         14.4 EFFECT OF EXPIRATION OF TERMINATION: Upon the expiration or termination hereof, Licensee shall cease distributing Composite Products; provided that, except where Lindows.com terminated this Agreement pursuant to
Section 14.2, Licensee shall have the right to [***]

15. CHOICE OF LAW; JURISDICTION AND VENUE; ARBITRATION: This Agreement shall be construed under the laws of the State of California, without regard to its conflicts of law rules and without regard to the United Nations Convention on the International Sale of Goods. The parties hereby submit to the exclusive jurisdiction of, and waive any venue objections against, the United States District Court for the Southern District of California and the Courts of the State of California, San Diego County, in any litigation arising out of the Agreement. Except for actions to seek equitable relief and to enforce an arbitrator's decision hereunder, all disputes, controversies, or claims arising out of or relating to this Agreement or a breach thereof shall be submitted to and finally resolved by arbitration in San Diego County under the rules of the American Arbitration Association ("AAA") then in effect. There shall be one arbitrator, and such arbitrator shall be chosen by mutual agreement of the parties in accordance with AAA rules. The findings of the arbitrator shall be final and binding on the parties, and may be entered in any court of competent jurisdiction for enforcement.

16. NOTICES: Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by email or facsimile (provided delivery is confirmed), or U.S. Mail (registered or certified only), return receipt requested, in each case to the address set forth on the initial page hereof or at such other addresses as shall be designated in writing by either party to the other in accordance with this Section 16. Such notice will be deemed to be given when received.

17. ASSIGNMENT: Neither Party may assign, whether by operation of law or otherwise, this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, without the other party's written consent; provided, however, that either party may assign this Agreement to any of its affiliates controlling, controlled by, or under common control with such party or pursuant to a transfer of all or substantially all of such party's business and assets, whether by merger, sale of assets, sale of stock, or otherwise. Any attempted assignment or delegation in contravention of this Section 17 shall be void and ineffective.

18. CONTUNUING OBLIGATIONS: The following obligations shall survive the expiration or termination hereof: (i) Any and all warranty disclaimers, limitations of liability and indemnities granted by either party herein, (ii) any covenant granted herein for the purpose of determining ownership of, or protecting, the Proprietary Rights, including without limitation, the confidential information of either party, or any remedy for breach thereof,
(iii) the payment of taxes, duties, or any money to Lindows.com hereunder and
(iv) Sections 1, 2.2, 4.2, 4.3, 7, 8, 9, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20,
21, 22, 24, and 25.

19. INDEPENDENT CONTRACTORS: The relationship of the parties is that of independent contractor, and nothing herein shall be construed to create a partnership, joint venture, franchise, employment, or agency relationship between the parties. Neither party has any authority to enter into agreements of any kind on behalf of the other party and has no power or authority to bind or obligate the other party in any manner to any third party.

20. FORCE MAJEURE: Neither Lindows.com nor Licensee shall be liable for damages for any delay or failure of delivery, except for any monthly licensing fees due, arising out of causes beyond their reasonable control and without their fault or negligence, including, but not limited to, Acts of God, acts of civil or military authority, fires, riots, acts of terrorism, wars, embargoes, or communications failures. Notwithstanding anything to the contrary contained herein, if either party is unable to perform hereunder for a period of thirty (30) consecutive days, then the other party may terminate this Agreement immediately without liability by ten (10) days written notice to the other.

21. TRADEMARKS: "Lindows.com(TM)" and "LindowsOS(TM)" are registered trademarks of Lindows.com, Inc., All Rights Reserved. "Linux" is a registered trademark of Linus Torvalds. All other trademarks are the property of their respective owners.

22. PUBLICITY: Neither party is permitted to use the name of the other party in publicity releases, advertising, or any similar activity without the prior written consent of the other party.

23.      INSURANCE:

         23.1 MINIMUM INSURANCE REQUIREMENTS: Lindows.com will maintain at its expense the following minimum insurance coverage:

                  (a) commercial general liability insurance (including but not limited to products/completed operations and contractual liability) with limits of at least [***] combined single limit for each occurrence;

                  (b) excess liability insurance in the umbrella form with a combined single limit of at least [***].

         23.2 PROOF OF INSURANCE: Lindows.com will give Licensee certificates of insurance upon the execution of this Agreement. Each insurance policy must state that it cannot be canceled without at least ten (10) days prior written notice to Licensee. Lindows.com's insurance must be primary and non-contributory from Licensee or Licensee's insurance program.

24. MISCELLANEOUS: This Agreement constitutes the entire understanding of the parties with respect to the subject matter of this Agreement and merges all prior communications, understandings, and agreements. This Agreement may be modified only by a written agreement signed by the parties. The failure of either party to enforce at any time any of the provisions hereof shall not be a waiver of such provision, or any other provision, or of the right of such party thereafter to enforce any provision hereof. In any action to enforce this Agreement, the prevailing party shall be entitled to reasonable costs and attorneys' fees. If any provision specified in this Agreement shall be invalid under any applicable law, the invalid provision, or portion thereof, shall be struck and the remainder, if any, shall be deemed enforceable to the extent permitted under applicable law, and the remaining provisions of this Agreement shall be given effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.

SEAGATE TECHNOLOGY LLC                      LINDOWS.COM, INC.

Signature: /s/ William L. Hudson            Signature: /s/ Kevin Carmony

Name: William L.  Hudson                    Name: Kevin Carmony

Title: Executive VP, General Counsel        Title: President / COO

                                    Exhibit A

                       LindowsOS(TM) Sublicense Agreement

                       LINDOWSOS(TM) SUBLICENSE AGREEMENT

         This LindowsOS(TM) Sublicense Agreement (the "Agreement") is entered into as of __________, _____ (the "Effective Date"), by and between Seagate Technology LLC, a Delaware Limited Liability Company with its principal office located at 920 Disc Drive, CA 95066 ("Sublicensor"), and ________________________, a _____________ corporation, with its principal office located at _________________________ ("Sublicensee").

         WHEREAS, Sublicensor has the limited right to sublicense LindowsOS(TM) pursuant to a license agreement (the "Lindows.com Partnership License Agreement") with Lindows.com, Inc. ("Lindows.com"); and

         WHEREAS, Sublicensor desires to sublicense to Sublicensee and Sublicensee desires to receive a sublicense to distribute in object code as an integrated part of a Composite Product (as defined in Section 1 below) the Lindows.com Software Product (as defined in Section 1 below) pursuant to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, and in reliance on the mutual agreements contained herein, the parties hereby agree as follows:

1. DEFINITIONS. All definitions herein or elsewhere in this Agreement shall apply both to the singular and plural forms, as the context may require.

         1.1 "Composite Product" means Sublicensor Products on which the Lindows.com Product Software has been installed as provided herein.

         1.2 "Computer" means a new, or refurbished by or for a System Builder, personal desktop computer, laptop computer, notebook computer, or server computer.

         1.3 "End-User" means an individual or organization that acquires a Composite Product either alone or installed in a Computer for personal and/or internal business use and not for reselling or distribution.

         1.4 "Hard Disk Drive" means a computer hardware product (a) designed to perform the operations of recording, detecting and erasing representations of any form of information, intelligence or data; (b) which includes the following elements: (i) a single enclosure containing during such operations (w) at least one rigid rotating magnetic disk, (x) at least one motor-driven spindle for engaging and rotating the magnetic disk, (y) at least one magnetic head assembly and (z) at least one actuator assembly for positioning an magnetic head across a disk, and (ii) electronic components used in operating the aforementioned elements; and (c) all the elements of which, when assembled, form an integrated unit.

         1.5 "Sublicensor Product(s)" means any new or refurbished computer Hard Disk Drive designed, manufactured or refurbished, and distributed by or for Sublicensor.

         1.6 "Lindows.com Branding Features" means Lindows.com's proprietary trade names, trade dress, service marks, trademarks, logos, and indicia of origin and other distinctive branding features specified in Exhibit A hereto.

         1.7 "Lindows.com Software Product" means certain computer programs including the LindowsOS(TM) and related documentation and interface specifications developed, owned, licensed, otherwise controlled, and/or distributed by Lindows.com, as more specifically set forth at the website http://www.lindows.com/lindows_products.php or any successor website thereto, and any

Updates to the foregoing computer programs and related documentation and interface specifications.

         1.8 "Lindows.com Software Product Master Disk" means a master disk image of the Lindows.com Software Product as made available to Sublicensee by electronic download at http://builder.lindows.com or any successor website thereto or on CD-ROM or other media.

         1.9 "Proprietary Rights" means any and all rights, whether registered or unregistered, in, and with respect to, patents, copyrights, confidential information, know-how, trade secrets, moral rights, contract or licensing rights, confidential and proprietary information protected under contract or otherwise under law, trademarks, trade names, trade dress, logos, service marks, rights in and to animated characters and domain names, and all other intellectual or industrial property throughout the world.

         1.10 "Reseller" means a person or entity that distributes Composite Products directly or through other Resellers to End-Users, Composite Products directly or through other Resellers to System Builders, or Composite Products integrated into Computers directly or through other Resellers to End-Users.

         1.11 "System Builder" means a third party that manufactures itself or has manufactured for its benefit and account Computers.

         1.12 "Update" means a new version, new release, upgrade, update, bug fix, patch, work around, or other enhancement, modification, or revision of the Lindows.com Software Product that is designated as such by Lindows.com, made available by Lindows.com at the Lindows.com Builder website http://builder.lindows.com or any successor website thereto, and provided by Sublicensor to Sublicensee pursuant to this Agreement.

2. INSTALLATION OF LINDOWS.COM SOFTWARE PRODUCT. Subject to Sections 3.2, 4.5, 4.6, 5 and 6 and the other terms and conditions of this Agreement and only to the extent and as expressly and specifically authorized and requested in writing in advance on a case-by-case basis by Sublicensor, Sublicensee (and no other third party on any basis) is hereby authorized in the United States and Canada on a non-exclusive, non-sublicensable, non-transferable and limited basis to and shall use the Lindows.com Software Product Master Disk provided by Sublicensor to install the Lindows.com Software Product on Sublicensor Products only to create Composite Products. Sublicensee is not authorized to use the Lindow.com Software Product Master Disk and the Lindows.com Software Product except as expressly set forth in the foregoing sentence. Sublicensee shall test and take other commercially reasonable measures to ensure compatibility of the Lindows.com Software Products with Sublicensor Products and that Composite Products function correctly.

3.       Express Sublicense.

         3.1 GRANT. Subject to the restrictions set forth in Section 3.2 below and the other terms and conditions of this Agreement, Sublicensor hereby grants to Sublicensee a non-exclusive, nontransferable, nonsublicensable (except as expressly provided herein), limited right and sublicense only in the United States and Canada solely (a) to distribute the Lindows.com Software Product only in executable form and only as installed on and as an integrated part of a Composite Product to Resellers and System Builders with a Reseller and Builder Agreement (as defined in Section 4.3 below) and End-Users with a Lindows.com EULA (as defined in Section 4.3 below) and (b) to publicly display Lindows.com Branding Features pursuant to Lindows.com's Trademark Guidelines attached hereto as Exhibit A solely on Composite Product(s) and to promote and market Composite Product(s) ((a) through (b), individually and collectively, the "Sublicense"). The foregoing license does not include the right for Sublicensee to have its rights exercised by a third party for its benefit and account or on any other basis.

         3.2 RESTRICTIONS. Subject to Section 4.6 below, Sublicensee will not: (a) copy, reproduce, distribute or otherwise make available the Lindows.com Software Product Master Disk or any Lindows.com Software Product or any portion or element thereof except as and to the extent expressly authorized herein and by Sublicensor; (b) translate, adapt, enhance, create derivative works of or otherwise modify the Lindows.com Software Product Master Disk or any Lindows.com Software Product, except as expressly set forth in Section 3.1 above, (c) decompile, disassemble or reverse engineer (except as and to the extent permitted by applicable local law), or extract ideas, algorithms, procedures, workflows or hierarchies from, the Lindows.com Software Product Master Disk or any Lindows.com Software Product or any portion or element thereof, (d) use the Lindows.com Software Product Master Disk or the Lindows.com Software Products or any portion or element thereof to provide facility management, service bureau or similar services to third parties; or (e) reproduce or use in any manner (except solely as and to the extent expressly authorized under Sections 2 and 3.1(b) above), or remove, destroy, obscure or alter any Lindows.com Branding Features or any related materials placed on or contained within the Lindows.com Software Product Master Disk, any Lindows.com Software Product, or any Composite Product.

4.       Sublicensee Duties.

         4.1 COMPATIBILITY TESTING. Sublicensee shall require in any agreement it enters into with Resellers, System Builders, contractors or any other third party that such Resellers, System Builders, contractors and any other third party test and take other commercially reasonable measures to ensure the compatibility of the Lindows.com Software Product with Computers and that Computers containing the Composite Products function correctly (as applicable).

         4.2 NO CHARGE FOR LINDOWS.COM SOFTWARE PRODUCTS. Sublicensee shall not charge any Reseller, System Builder, End User or other party directly or indirectly for the Lindows.com Software Product.

         4.3 BUILDER LICENSE AGREEMENT AND END USER LICENSE AGREEMENT. Sublicensee shall include the LindowsOS Builder License Agreement ("Builder Agreement") currently located at http://www.lindows.com/____ and the LindowsOS License Agreement ("Lindows.com EULA") currently located at http://www.lindows.com/eula in any distribution of a Lindows.com Software Product or a Composite Product, whether such Composite Product is distributed alone or installed in and as part of a Computer. In addition, Sublicensee shall:
(a) place and affix in a conspicuous place on bulk and individual unit packaging for Composite Products a notice that any use, distribution or other disposition of the Lindows.com Software Product and a Composite Product other than by an End User is subject to the Builder Agreement and that any use, distribution or other disposition of the Lindows.com Software Product and a Composite Product by an End User is subject to the Lindows.com EULA; (b) include in all bulk and individual unit packaging for Composite Products the Builder Agreement as a "shrink-wrapped" or "click-wrapped" license agreement that requires a Reseller and System Builder to view in full and indicate assent either by opening the physical product package or by clicking on a designated button, respectively; and (c) include the Lindows.com EULA as a "shrink-wrapped" or "click-wrapped" license agreement that requires the End User to view in full and indicate assent either by opening the physical product package or by clicking on a designated button, respectively.

         4.4 NO WARRANTIES. Sublicensee shall not make any representation or warranty binding on or purporting to bind Lindows.com or Sublicensor, including but not limited to in connection with the performance, condition, title, non-infringement, merchantability, fitness for a particular purpose, system integration or data accuracy of a Lindows.com Software Product Master Disk, Lindows.com Software Product and/or Composite Products, and

Sublicensee shall disclaim all warranties implied by law and other warranties to the maximum extent permitted by applicable law.

         4.5 EXPORT COMPLIANCE. Sublicensee shall comply strictly with all United States import and export regulations (and any similar regulations in foreign countries) and shall obtain all required licenses, approvals and/or other clearances to export, re-export or import, as applicable, the Lindows.com Software Product Master Disk, Lindows.com Software Product, and any associated technical data, including, but not limited to where a Lindows.com Software Product is installed on a Sublicensor Product or on Computers via a Composite Product.

         4.6 OPEN SOURCE AND THIRD PARTY LICENSES. Certain Software Programs, or portions thereof, included in the Lindows.com Software Product are distributed under the GNU General Public License ("GPL"), other similar open source license agreements and other third party agreements which contain terms that expand (or restrict) Sublicensee's and/or third parties' rights to certain portions of the Lindows.com Software Product. The GPL and other similar open source license agreements permit Licensee and/or third parties to copy, modify, redistribute and have access to the source code of certain portions of the Lindows.com Software Product. The GPL, other similar open source license agreements, other third party agreements, on-line documentation, source code, and other information about all such software programs are available at the website www.lindows.com/licensing (http://www.lindows.com/licensing). To the extent the GPL, other similar open source license agreements or other third party agreements require Lindows.com to provide rights to the applicable portions of the Lindows.com Software Product that are broader than the rights granted elsewhere in this agreement, then the GPL and/or other similar open source license agreements shall take precedence over the rights and restrictions set forth in this Agreement. Nothing in this Section 4.6 shall permit Licensee or any third party to use the Lindows.com Branding Features in connection with exercising the rights granted under the GPL, other similar open source license agreements or other third party agreements.

5. SUBLICENSEE ACKNOWLEDGEMENT. Although the Lindows.com Software Product and the Sublicensor Products are copyrighted, Sublicensee acknowledges and agrees that the Lindows.com Software Product, the Lindows.com Software Product Master Disk, the Composite Products and the Sublicensor Products, in each case, embody valuable trade secrets proprietary to Lindows.com or Sublicensor, as applicable. Except for the rights and licenses expressly granted to Sublicensee in this Agreement, and subject to Section 4.6, Sublicensee acknowledges and agrees that Sublicensor reserves and retains all right, title and interest (including, without limitation, all Proprietary Rights) in the Sublicensor Products and Sublicensor's Confidential Information and that Lindows.com reserves and retains all right, title and interest (including, without limitation, all Proprietary Rights) in and to the Lindows.com Software Product Master Disk, the Lindows.com Software Product, the Lindows.com Branding Features and the Lindows.com Confidential Information. Subject to the license granted in
Section 3.1(b), Sublicensee hereby acknowledges and agrees that Sublicensee has no right, title or interest in or to the Lindows.com Branding Features, and all benefits from the use of the Lindows.com Branding Features shall automatically vest in Lindows.com. Sublicensee shall not (i) apply for registration of the Lindows.com Branding Features (or any marks or features confusingly similar thereto) anywhere in the world, (ii) alter, modify or change the Lindows.com Branding Features in any manner, (iii) use any of the Lindows.com Branding Features, except as expressly authorized herein or by prior written approval of the Lindows.com, or (iv) take any action inconsistent with Lindows.com's ownership of the Lindows.com Branding Features. Nothing contained in this Agreement will be construed as conferring upon Sublicensee or any third party (by implication, operation of law, estoppel or otherwise) any license or right not expressly granted by Sublicensor in this Agreement.

6.       Confidentiality.

         6.1 CONFIDENTIAL INFORMATION. Each party acknowledges that, in the course of exercising its rights or performing its obligations under this Agreement, it may obtain confidential information relating to the other party, its licensors or licensees, contractors, agents, customers and/or end users ("Confidential Information"). Such Confidential Information shall include, without limitation: (a) The source code of the Lindows.com Software Product Master Disk and the Lindows.com Software Product, the terms of this Agreement, and as it relates to the Lindows.com Software Product Deliverables and Lindows.com Software Product, Proprietary Rights, techniques, processes, programs, ideas, algorithms, formulas, schematics, testing procedures, software design and architecture, computer code, internal documentation, design and functional specifications, product requirements, problem reports and performance information, software documents and other technical, business, product, marketing and financial information, plans and data; (b) any information designated by either party as confidential in writing or, if disclosed orally, reduced to writing and designated as confidential within thirty (30) days; and
(c) any nonpublic information regarding Lindows.com, Sublicensor, any sublicensees, Sublicensor Products and Composite Products, including but not limited to, technical data, product design and development, sales information, quantity and kind of Sublicensor Products and/or Composite Products sold, prices and methods of pricing, marketing techniques and plans, product returns, unannounced products, product and process information and any other information which if disclosed might be competitively detrimental to Lindows.com and/or Sublicensor. Neither party may use the Confidential Information of the other except for the purposes of this Agreement and shall protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own proprietary information of like importance, but in no event less than a reasonable degree of care. The parties may disclose Confidential Information received hereunder only as reasonably required to perform its obligations or exercise its rights under this Agreement and only to third parties, its employees, and its agents who have a need to know for such purposes and who are bound by signed, written agreements to protect the received Confidential Information from unauthorized use and disclosure at least as protective as this Section 6.

         6.2 LIMITATIONS. The restrictions of this Agreement on use and disclosure of Confidential Information shall not apply to information that: (a) was in the possession or control of the receiving party at the time of its disclosure by the disclosing party; (b) is or becomes publicly known through no wrongful act; (c) is received from a third party free to disclose it without any confidentiality obligation; or (d) is independently developed without access to Confidential Information.

         6.3 DISCLOSURES REQUIRED BY LAW. In the event a party is required by law, regulation or court order to disclose Confidential Information, it will promptly notify the other party in writing prior to making any such disclosure in order to facilitate the other party's ability to seek a protective order or other appropriate remedy from the appropriate body. Each party further agrees that if it is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information. Any Confidential Information released under this Section 6 shall remain Confidential Information or all other purposes.

         6.4 REMEDIES. The parties hereby agree that any breach of any provision of this Agreement regarding confidentiality or protection of Proprietary Rights would constitute irreparable harm, and that the aggrieved party shall be entitled to specific performance and/or injunctive relief in addition to other remedies at law or in equity. This
Section 6.4 shall not be construed to preclude either party from seeking equitable relief under any other Section of this Agreement.

7.       Term and Termination.

         7.1 TERM. Unless earlier terminated in accordance with Section 7.2 below, this Agreement shall commence as of the Effective Date and shall continue in effect until (a) termination of this Agreement by either party upon thirty
(30) days written notice or (b) the termination of the Lindows.com Partnership License Agreement in accordance with its terms, whichever is earlier.

         7.2 TERMINATION. Either party may terminate this Agreement immediately if the other party defaults in the performance of any material provision of this Agreement and fails to cure such default within fifteen (15) days of receiving written notice of such default from the non-defaulting party. Upon the expiration or earlier termination of this Agreement, all rights and licenses granted to Sublicensee hereunder, any Sublicense Agreements or any sublicenses granted at any tier below Sublicensee will terminate. The rights and obligations of the parties under Sections 1, 3.2, 4.2, 4.3, 4.4, 4.5, 5, 6, 7, 8, 9 and 10 will survive any expiration or termination of this Agreement. Any termination of this Agreement by either party shall not limit any right or remedies available at law or equity to the terminating party nor impair any rights nor discharge any obligations which have accrued to the terminating party as of the effective date of such termination. Except where otherwise specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity.

8. THIRD PARTY BENEFICIARY. Each of Sublicensor and Sublicensee acknowledge and agree that Lindows.com is an intended third party beneficiary of Sublicensee's obligations under this Agreement, and that Lindows.com will have the right, to the same extent as Sublicensor, to take legal action against any breach by Sublicensee of such obligations and to otherwise enforce such obligations.

9.       Disclaimer; Limitation of Liability.

         9.1 NO WARRANTY. SUBLICENSOR MAKES NO WARRANTY TO SUBLICENSEE OF ANY KIND WITH REGARD THE LINDOWS.COM SOFTWARE PRODUCTS, THE LINDOWS.COM SOFTWARE PRODUCT MASTER DISK, THE SUBLICENSOR PRODUCTS, THE COMPOSITE PRODUCTS, OR ANY CONFIDENTIAL INFORMATION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUBLICENSOR, FOR ITSELF AND ON BEHALF OF LINDOWS.COM, EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF PERFORMANCE, CONDITION, TITTLE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY, SYSTEM INTEGRATION, DATA ACCURACY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING OUT OF LAW, CUSTOM, CONDUCT, OR OTHERWISE.

         9.2 LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL SUBLICENSOR, LINDOWS.COM, AND SUBLICENSOR'S OTHER LICENSORS AND SUPPLIERS HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN TORT, CONTRACT, WARRANTY, STRICT LIABILITY OR UNDER ANY OTHER LEGAL THEORY) TO SUBLICENSEE, OR TO ANY OTHER ENTITY OR PERSON, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, STATUTORY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF GOODWILL, LOSS OF PERFORMANCE, LOST PROSPECTIVE ECONOMIC ADVANTAGE, LOST REVENUE OR PROFITS, OR LOSS OF

DATA), IRRESPECTIVE OF WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUBLICENSOR'S MAXIMUM AGGREGATE LIABIILTY OF ANY KIND ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO FIFTY DOLLARS (US$50); PROVIDED, HOWEVER, THAT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL (A) SUBLICENSEE OR ANY OTHER ENTITY OR PERSON HAVE ANY CLAIMS OR CAUSES OF ACTION OF ANY KIND AGAINST LINDOWS.COM OR ANY OTHER OF SUBLICENSOR'S LICENSORS OR SUPPLIERS IN CONNECTION WITH THIS AGREEMENT, AND
(B) LINDOWS.COM OR ANY OTHER OF SUBLICENSOR'S LICENSORS AND SUPPLIERS HAVE ANY LIABILITY (WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHER) WHATSOEVER TO SUBLICENSEE OR ANY OTHER ENTITY OR PERSON IN CONNECTION WITH THIS AGREEMENT.

10. GENERAL PROVISIONS. This Agreement represents the entire agreement between Sublicensor and Sublicensee and supersedes all prior agreements and understandings, whether written or oral, with respect to all matters covered in this Agreement. This Agreement will not be altered, modified, or amended in any respect except by a writing signed by each party. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the courts for the State of California in and for Santa Clara County, California, U.S.A. (or, if there is federal jurisdiction, the United States District Court for the Northern District of California, San Jose Branch), and the parties agree to submit to the personal and exclusive jurisdiction and venue of these courts. Nothing in this Agreement is intended or will be construed to give any person (other than Sublicensor, Sublicensee and Lindows.com) any legal or equitable right, remedy or claim under this Agreement or any provision hereof. Sublicensee may not assign this Agreement or any of its rights or obligations hereunder, whether voluntarily, by operation of law or otherwise. Failure by either party to enforce at any time or for any period of time the provisions of this Agreement will not be construed as a waiver of such provisions, and will in no way affect such party's right to later enforce such provisions. If any part of this Agreement is determined by any court of competent jurisdiction to be unenforceable for any reason, such unenforceability will not affect the balance of this Agreement, and the unenforceable provision will be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law. This Agreement may be executed, by manual or facsimile signature, in multiple counterparts, which taken together shall constitute one Agreement and each of which shall be considered an original for all purposes.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.

SEAGATE TECHNOLOGY LLC                           [SUBLICENSEE]

Signature:_____________________                  Signature:_____________________

Name:__________________________                  Name:__________________________

Title:_________________________                  Title:_________________________

                                    EXHIBIT A

               LINDOWS.COM BRANDING FEATURES; TRADEMARK GUIDELINES

BRANDING FEATURES [WE MAY REFERENCE A WEB SITE FOR THESE.]

         TRADEMARK NOTICES

         The Branding Features are trademarks and service marks of Lindows.com. The Branding Features shall be accompanied by the superscript "TM" or "(R)" symbol, as specified by Lindows.com, which must appear to the immediate right of the Branding Features. The footnote "LindowsOS is the trademark of Lindows.com, Inc." or "Lindows.com is the trademark of Lindows.com, Inc.", as applicable, shall accompany each use of the Branding Features (or, if a Branding Feature is used multiple times in a document, screen or packaging, such notice shall accompany the first prominent use in such document, screen or packaging).

         USING THE BRANDING FEATURES

         Sublicensee may only use the Branding Features as an indication that the Lindows.com Software Product is being offered to end users via distribution pursuant to the Agreement. Sublicensee may not use the Branding Features in such a way as to suggest that the Branding Features may also apply to any hardware or software other than the Lindows.com Software Product. When referring to Lindows.com, Inc., Sublicensee shall use the name "Lindows.com". When referring to the Lindows.com Software Product, Sublicensee shall use the trademark "LindowsOS".

         SIZING AND PLACEMENT REQUIREMENTS

         The digitized, machine-readable file for the artwork of the Branding Features appears above in this Exhibit A. Sublicensee shall not alter this file or the Branding Features in any way, including, without limitation, changing the color of any of the logos or artwork, separating any words in the Branding Features from the remainder of the Branding Features or replacing words with any other words.

         Sublicensee shall not combine the Branding Features with any other feature, including, without limitation, other marks, words, graphics, photos, slogans, numbers, design features or symbols.

         The Branding Features shall not be larger or more prominent than the trademark, logo or any Sublicensee trade name that appears on the same packaging, documentation, advertising or other materials. The Branding Features shall not be smaller or less prominent than any name, trademark or logo of any third party that appears on the same packaging, documentation, advertising or other materials.

                                    Exhibit B

                                       GPL

GNU General Public License - GNU Project - Free Software             Page 1 of 7
Foundation (FSF)

GNU GENERAL PUBLIC LICENSE

[GNU LOGO]

                          [Czech | English | Japanese ]

- What to do if you see a possible GPL violation

- Translations of the GPL

- GPL Frequently Asked Questions

- The GNU General Public License (GPL) in plain text format
- The GNU General Public License (GPL) in Texinfo format
- The GNU General Public License (GPL) in LaTeX format
- The GNU General Public License (GPL) as an appendix in DocBook format

TABLE OF CONTENTS

- GNU GENERAL PUBLIC LICENSE

     -   Preamble

     -   TERMS AND CONDITIONS FOR COPYING, DISTRIBUTION AND MODIFICATION

     -   How to Apply These Terms to Your New Programs

GNU GENERAL PUBLIC LICENSE

Version 2, June 1991

Copyright (C) 1989, 1991 Free Software Foundation, Inc.
59 Temple Place - Suite 330, Boston, MA 02111-1307, USA

Everyone is permitted to copy and distribute verbatim copies of this license document, but changing it is not allowed.

PREAMBLE

The licenses for most software are designed to take away your freedom to share and change it. By contrast, the GNU General Public License is intended to guarantee your freedom to share and change free software--to make sure the software is free for all its users. This General Public License applies to most of the Free Software Foundation's software and to any other program whose authors commit to using it. (Some other Free Software Foundation software is covered by the GNU Library General Public License instead.) You can apply it to your programs, too.

GNU General Public License - GNU Project - Free Software             Page 2 of 7
Foundation (FSF)

When we speak of free software, we are referring to freedom, not price. Our General Public Licenses are designed to make sure that you have the freedom to distribute copies of free software (and charge for this service if you wish), that you receive source code or can get it if you want it, that you can change the software or use pieces of it in new free programs; and that you know you can do these things.

To protect your rights, we need to make restrictions that forbid anyone to deny you these rights or to ask you to surrender the rights. These restrictions translate to certain responsibilities for you if you distribute copies of the software, or if you modify it.

For example, if you distribute copies of such a program, whether gratis or for a fee, you must give the recipients all the rights that you have. You must make sure that they, too, receive or can get the source code. And you must show them these terms so they know their rights.

We protect your rights with two steps: (1) copyright the software, and (2) offer you this license which gives you legal permission to copy, distribute and/or modify the software.

Also, for each author's protection and ours, we want to make certain that everyone understands that there is no warranty for this free software. If the software is modified by someone else and passed on, we want its recipients to know that what they have is not the original, so that any problems introduced by others will not reflect on the original authors' reputations.

Finally, any free program is threatened constantly by software patents. We wish to avoid the danger that redistributors of a free program will individually obtain patent licenses, in effect making the program proprietary. To prevent this, we have made it clear that any patent must be licensed for everyone's free use or not licensed at all.

The precise terms and conditions for copying, distribution and modification follow.

TERMS AND CONDITIONS FOR COPYING, DISTRIBUTION AND MODIFICATION

0. This License applies to any program or other work which contains a notice placed by the copyright holder saying it may be distributed under the terms of this General Public License. The "Program", below, refers to any such program or work, and a "work based on the Program" means either the Program or any derivative work under copyright law: that is to say, a work containing the Program or a portion of it, either verbatim or with modifications and/or translated into another language. (Hereinafter, translation is included without limitation in the term "modification".) Each licensee is addressed as "you".

Activities other than copying, distribution and modification are not covered by this License; they are outside its scope. The act of running the Program is not restricted, and the output from the Program is covered only if its contents constitute a work based on the Program (independent of having been made by running the Program). Whether that is true depends on what the Program does.

1. You may copy and distribute verbatim copies of the Program's source code as you receive it, in any medium, provided that you conspicuously and appropriately publish on each copy an appropriate copyright notice and disclaimer of warranty; keep intact all the notices that refer to this License and to the absence of any warranty; and give any other recipients of the Program a copy of this License along with the Program.

You may charge a fee for the physical act of transferring a copy, and you may at your option offer warranty protection in exchange for a fee.

2. You may modify your copy or copies of the Program or any portion of it, thus forming a work based on the Program, and copy and distribute such modifications or work under the terms of Section 1 above, provided that you also meet all of these conditions:

GNU General Public License - GNU Project - Free Software             Page 3 of 7
Foundation (FSF)

         a) You must cause the modified files to carry prominent notices stating that you changed the files and the date of any change.

         b) You must cause any work that you distribute or publish, that in whole or in part contains or is derived from the Program or any part thereof, to be licensed as a whole at no charge to all third parties under the terms of this License.

         c) If the modified program normally reads commands interactively when run, you must cause it, when started running for such interactive use in the most ordinary way, to print or display an announcement including an appropriate copyright notice and a notice that there is no warranty (or else, saying that you provide a warranty) and that users may redistribute the program under these conditions, and telling the user how to view a copy of this License. (Exception: if the Program itself is interactive but does not normally print such an announcement, your work based on the Program is not required to print an announcement.)

These requirements apply to the modified work as a whole. If identifiable sections of that work are not derived from the Program, and can be reasonably considered independent and separate works in themselves, then this License, and its terms, do not apply to those sections when you distribute them as separate works. But when you distribute the same sections as part of a whole which is a work based on the Program, the distribution of the whole must be on the terms of this License, whose permissions for other licensees extend to the entire whole, and thus to each and every part regardless of who wrote it.

Thus, it is not the intent of this section to claim rights or contest your rights to work written entirely by you; rather, the intent is to exercise the right to control the distribution of derivative or collective works based on the Program.

In addition, mere aggregation of another work not based on the Program with the Program (or with a work based on the Program) on a volume of a storage or distribution medium does not bring the other work under the scope of this License.

3. You may copy and distribute the Program (or a work based on it, under Section
2) in object code or executable form under the terms of Sections 1 and 2 above provided that you also do one of the following:

         a) Accompany it with the complete corresponding machine-readable source code, which must be distributed under the terms of Sections 1 and 2 above on a medium customarily used for software interchange; or,

         b) Accompany it with a written offer, valid for at least three years, to give any third party, for a charge no more than your cost of physically performing source distribution, a complete machinereadable copy of the corresponding source code, to be distributed under the terms of Sections 1 and 2 above on a medium customarily used for software interchange; or,

         c) Accompany it with the information you received as to the offer to distribute corresponding source code. (This alternative is allowed only for noncommercial distribution and only if you received the program in object code or executable form with such an offer, in accord with Subsection b above.)

The source code for a work means the preferred form of the work for making modifications to it. For an executable work, complete source code means all the source code for all modules it contains, plus any associated interface definition files, plus the scripts used to control compilation and installation of the executable. However, as a special exception, the source code distributed need not include anything that is normally distributed (in either source or binary form) with the major components (compiler, kernel, and so on) of the operating system on which the executable runs, unless that component itself accompanies the executable.

GNU General Public License - GNU Project - Free Software             Page 4 of 7
Foundation (FSF)

If distribution of executable or object code is made by offering access to copy from a designated place, then offering equivalent access to copy the source code from the same place counts as distribution of the source code, even though third parties are not compelled to copy the source along with the object code.

4. You may not copy, modify, sublicense, or distribute the Program except as expressly provided under this License. Any attempt otherwise to copy, modify, sublicense or distribute the Program is void, and will automatically terminate your rights under this License. However, parties who have received copies, or rights, from you under this License will not have their licenses terminated so long as such parties remain in full compliance.

5. You are not required to accept this License, since you have not signed it. However, nothing else grants you permission to modify or distribute the Program or its derivative works. These actions are prohibited by law if you do not accept this License. Therefore, by modifying or distributing the Program (or any work based on the Program), you indicate your acceptance of this License to do so, and all its terms and conditions for copying, distributing or modifying the Program or works based on it.

6. Each time you redistribute the Program (or any work based on the Program), the recipient automatically receives a license from the original licensor to copy, distribute or modify the Program subject to these terms and conditions. You may not impose any further restrictions on the recipients' exercise of the rights granted herein. You are not responsible for enforcing compliance by third parties to this License.

7. If, as a consequence of a court judgment or allegation of patent infringement or for any other reason (not limited to patent issues), conditions are imposed on you (whether by court order, agreement or otherwise) that contradict the conditions of this License, they do not excuse you from the conditions of this License. If you cannot distribute so as to satisfy simultaneously your obligations under this License and any other pertinent obligations, then as a consequence you may not distribute the Program at all. For example, if a patent license would not permit royalty-free redistribution of the Program by all those who receive copies directly or indirectly through you, then the only way you could satisfy both it and this License would be to refrain entirely from distribution of the Program.

If any portion of this section is held invalid or unenforceable under any particular circumstance, the balance of the Section is intended to apply and the Section as a whole is intended to apply in other circumstances.

It is not the purpose of this section to induce you to infringe any patents or other property right claims or to contest validity of any such claims; this Section has the sole purpose of protecting the integrity of the free software distribution system, which is implemented by public license practices. Many people have made generous contributions to the wide range of software distributed through that system in reliance on consistent application of that system; it is up to the author/donor to decide if he or she is willing to distribute software through any other system and a licensee cannot impose that choice.

This section is intended to make thoroughly clear what is believed to be a consequence of the rest of this License.

8. If the distribution and/or use of the Program is restricted in certain countries either by patents or by copyrighted interfaces, the original copyright holder who places the Program under this License may add an explicit geographical distribution limitation excluding those countries, so that distribution is permitted only in or among countries not thus excluded. In such case, this License incorporates the limitation as if written in the body of this License.

9. The Free Software Foundation may publish revised and/or new versions of the General Public License from time to time. Such new versions will be similar in spirit to the present version, but may differ in detail to address new problems or concerns.

GNU General Public License - GNU Project - Free Software             Page 5 of 7
Foundation (FSF)

Each version is given a distinguishing version number. If the Program specifies a version number of this License which applies to it and "any later version", you have the option of following the terms and conditions either of that version or of any later version published by the Free Software Foundation. If the Program does not specify a version number of this License, you may choose any version ever published by the Free Software Foundation.

10. If you wish to incorporate parts of the Program into other free programs whose distribution conditions are different, write to the author to ask for permission. For software which is copyrighted by the Free Software Foundation, write to the Free Software Foundation; we sometimes make exceptions for this. Our decision will be guided by the two goals of preserving the free status of all derivatives of our free software and of promoting the sharing and reuse of software generally.

NO WARRANTY

11. BECAUSE THE PROGRAM IS LICENSED FREE OF CHARGE, THERE IS NO WARRANTY FOR THE PROGRAM, TO THE EXTENT PERMITTED BY APPLICABLE LAW. EXCEPT WHEN OTHERWISE STATED IN WRITING THE COPYRIGHT HOLDERS AND/OR OTHER PARTIES PROVIDE THE PROGRAM "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE PROGRAM IS WITH YOU. SHOULD THE PROGRAM PROVE DEFECTIVE, YOU ASSUME THE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION.

12. IN NO EVENT UNLESS REQUIRED BY APPLICABLE LAW OR AGREED TO IN WRITING WILL ANY COPYRIGHT HOLDER, OR ANY OTHER PARTY WHO MAY MODIFY AND/OR REDISTRIBUTE THE PROGRAM AS PERMITTED ABOVE, BE LIABLE TO YOU FOR DAMAGES, INCLUDING ANY GENERAL, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE PROGRAM (INCLUDING BUT NOT LIMITED TO LOSS OF DATA OR DATA BEING RENDERED INACCURATE OR LOSSES SUSTAINED BY YOU OR THIRD PARTIES OR A FAILURE OF THE PROGRAM TO OPERATE WITH ANY OTHER PROGRAMS), EVEN IF SUCH HOLDER OR OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

GNU General Public License - GNU Project - Free Software             Page 6 of 7
Foundation (FSF)

END OF TERMS AND CONDITIONS

HOW TO APPLY THESE TERMS TO YOUR NEW PROGRAMS

If you develop a new program, and you want it to be of the greatest possible use to the public, the best way to achieve this is to make it free software which everyone can redistribute and change under these terms.

To do so, attach the following notices to the program. It is safest to attach them to the start of each source file to most effectively convey the exclusion of warranty; and each file should have at least the "copyright" line and a pointer to where the full notice is found.

one line to give the program's name and an idea of what it does.

Copyright (C) yyyy name of author

This program is free software; you can redistribute it and/or modify it under the terms of the GNU General Public License as published by the Free Software Foundation; either version 2 of the License, or (at your option) any later version.

This program is distributed in the hope that it will be useful, but WITHOUT ANY WARRANTY; without even the implied warranty of MERCHANTABILITY or FITNESS FOR A PARTICULAR PURPOSE. See the GNU General Public License for more details.

You should have received a copy of the GNU General Public License along with this program; if not, write to the Free Software Foundation, Inc., 59 Temple Place - Suite 330, Boston, MA 02111-1307, USA.

Also add information on how to contact you by electronic and paper mail.

If the program is interactive, make it output a short notice like this when it starts in an interactive mode:

Gnomovision version 69, Copyright (C) year name of author Gnomovision comes with ABSOLUTELY NO WARRANTY; for details type `show w'. This is free software, and you are welcome to redistribute it under certain conditions; type `show c' for details.

The hypothetical commands `show c' should show the appropriate parts of the General Public License. Of course, the commands you use may be called something other than `show w' and `show c'; they could even be mouse-clicks or menu items--whatever suits your program.

You should also get your employer (if you work as a programmer) or your school, if any, to sign a "copyright disclaimer" for the program, if necessary. Here is a sample; alter the names:

GNU General Public License - GNU Project - Free Software             Page 7 of 7
Foundation (FSF)

Yoyodyne, Inc., hereby disclaims all copyright interest in the program `Gnomovision'
(which makes passes at compilers) written by James Hacker.

signature of Ty Coon, 1 April 1989
Ty Coon, President of Vice

This General Public License does not permit incorporating your program into proprietary programs. If your program is a subroutine library, you may consider it more useful to permit linking proprietary applications with the library. If this is what you want to do, use the GNU Library General Public License instead of this License.

Return to GNU's home page.

FSF & GNU inquiries & questions to gnu@gnu.org. Other ways to contact the FSF.

Comments on these web pages to webmasters@www.gnu.org, send other questions to gnu@gnu.org.

Copyright notice above.

Free Software Foundation, Inc., 59 Temple Place - Suite 330, Boston, MA 02111,
USA

Updated:  Last modified: Mon May 26 14:51:41 EDT 2003

                                    Exhibit C

                       Builder Agreement and Lindows EULA

LINDOWSOS(TM)BUILDER LICENSE AGREEMENT

This LindowsOS(TM) Builder License Agreement ("Agreement") is between you (both the individual installing the Lindows.com Software Product and, if applicable, the legal entity on behalf of which such individual is acting) ("Builder") and Lindows.com, Inc. ("Lindows.com"), a Delaware corporation with its principal office located at 9333 Genesee Drive, San Diego, CA 92121, Facsimile:
858-587-8095, email: licenses@lindows.com.

LindowsOS(TM) and Lindows.com(TM) are not endorsed by nor affiliated with Microsoft Corporation(R) in any way.

IT IS IMPORTANT THAT YOU READ CAREFULLY AND UNDERSTAND THE TERMS AND CONDITIONS OF THIS AGREEMENT. BY CLICKING THE "I AGREE" BUTTON BELOW, YOU AGREE TO BE BOUND BY ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF YOU DO NOT AGREE WITH ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT OR IF YOU DO NOT AGREE TO BE BOUND BY ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT, PLEASE CLICK THE "I DO NOT AGREE" BUTTON, AND YOU WILL NOT HAVE THE RIGHT OR AUTHORIZATION TO USE OR ACCESS THE LINDOWS.COM SOFTWARE PRODUCT.

1. DEFINITIONS: All definitions below or elsewhere in this Agreement shall apply both to the singular and plural forms, as the context may require.

1.1 "Builder Branding Features" means Builder's proprietary trade names, trade dress, service marks, trademarks, logos, and indicia of origin and other distinctive branding features.

1.2 "Builder Products" means any new or refurbished complete computer system, including without limitation personal desktop computers, laptop computers, or notebook computers designed, manufactured or refurbished, and distributed by or for Builder, each of which contains a motherboard, CPU, hard drive, case and video card. Builder Products are specified on the builder resource area applicable to Builder on Lindows.com's website at www.lindows.com or any successor website thereto.

1.3 "Composite Products" means the Builder Products on which Builder has installed the Lindows.com Software Product as provided in this Agreement.

1.4 "Deliverables" means a master disk image of the Lindows.com Software Product as made available for delivery to Builder via electronic download at the Builder Resource Center web site http://my.lindows.com or any successor website thereto or on CD-ROM or other media.

1.5 "End-User" means an individual or entity that acquires Composite Products for personal and/or internal business use and not for resale or distribution.

1.6 "GPL" means the GNU General Public License available at the website http://www.gnu.org/licenses/gpl.html or any successor website thereto.

1.7 "Licensed Territory" means worldwide, except to the extent limited by U.S. export laws and the applicable import and export laws of foreign jurisdictions, as described in Section.

1.8 "Lindows.com Branding Features" means Lindows.com's proprietary trade names, trade dress, service marks, trademarks, logos, and indicia of origin and other distinctive branding features.

1.9 "Lindows.com Software Product" means certain computer programs and related documentation and interface specifications developed, owned, licensed, otherwise controlled, and/or distributed by Lindows.com, as more specifically set forth at the website http://www.lindows.com/lindowsos or any successor website thereto, and any Updates to the foregoing computer programs and related documentation and interface specifications.

1.10 "Proprietary Rights" means any and all rights, whether registered or unregistered, in, and with respect to, patents, copyrights, confidential information, know-how, trade secrets, moral rights, contract or licensing rights, confidential and proprietary information protected under contract or otherwise under law, trademarks, trade names, trade dress, logos, service marks, rights in and to animated characters and domain names, and all other intellectual or industrial property throughout the world.

1.11 "Reseller" means a person or entity expressly authorized by Builder to distribute Composite Products to its own Resellers through multiple tiers and/or directly to EndUsers.

1.12 "Software Programs" means individual software components of the Lindows.com Software Product and all accompanying documentation, enhancements, upgrades and extensions thereto that were created either by Lindows.com or various individuals and entities.

1.13 "Update" means a new version, new release, upgrade, update, bug fix, patch, work around, or other enhancement, modification, or revision of the Lindows.com Software Product that is designated as such by Lindows.com and made available by Lindows.com at the Lindows.com Builder Resource Center or any successor website thereto.

2. LINDOWS.COM SOFTWARE PRODUCT LICENSE AND RESTRICTIONS:

2.1 LICENSE GRANT: Subject to the restrictions in Section 2.4 RESTRICTIONS: and the other terms and conditions in this Agreement, Lindows.com hereby grants to Builder a nonexclusive, nontransferable, non-assignable, nonsublicensable (except as expressly set forth in Section 2.3 LIMITED RIGHT TO SUBLICENSE:) limited right and license, only in the Licensed Territory, solely to:

(a) internally install, use, reproduce, display, and perform the Deliverables solely as necessary to internally install one (1) copy of the Lindows.com Software Product, only in executable form, on each unit of the Builder Product; and

(b) distribute to End-Users one (1) copy of the Lindows.com Software Product, only in executable form, and only as an installed, unmodified and integrated part of each unit of the Composite Products.

2.2 EMPLOYEES AND CONTRACTORS: The license granted in Section Subject to the restrictions in Section 2.4 RESTRICTIONS: and the other terms and conditions in this Agreement, Lindows.com hereby grants to Builder a nonexclusive, nontransferable, non-assignable, nonsublicensable (except as expressly set forth in Section 2.3 LIMITED RIGHT TO SUBLICENSE:) limited right and license, only in the Licensed Territory, solely to: hereof to Builder may be exercised by, and Builder may disclose the Confidential Information of Lindows.com to and allow use of the Confidential Information of Lindows.com by, only employees or contractors (exercising such rights solely on behalf of and for the sole benefit of Builder) of Builder who are bound by written agreements consistent with this Agreement, including without limitation with restrictions at least as restrictive as those contained in Section 2.4 RESTRICTIONS:, restrictions on the use and disclosure of Confidential Information that are at least as strict as those provided in Section 12. CONFIDENTIALITY:, and with prohibitions against any attempts to reverse engineer, decompile, disassemble, extract any element of and/or otherwise discover any element of the Deliverables, Lindows.com Software Product, other Confidential Information of Lindows.com, or any element of any of the foregoing. In respect of any agreement into which Builder enters with a third party concerning the

Lindows.com Software Product, Builder shall incorporate the provisions set forth below in Section.

2.3 LIMITED RIGHT TO SUBLICENSE:

2.3.1 GRANT: Subject to the scope of the license in Subject to the restrictions in Section 2.4 RESTRICTIONS: and the other terms and conditions in this Agreement, Lindows.com hereby grants to Builder a nonexclusive, nontransferable, non-assignable, nonsublicensable (except as expressly set forth in Section 2.3 LIMITED RIGHT TO SUBLICENSE:) limited right and license, only in the Licensed Territory, solely to:, the restrictions in Section 2.4 RESTRICTIONS: and the other terms and conditions of this Agreement, Builder may distribute, by sublicense, the Lindows.com Software Products to End-Users only as expressly provided in Section via Builder's authorized Resellers and their authorized Resellers through multiple tiers.

2.3.2  EXPRESS CONDITIONS TO RIGHT TO SUBLICENSE:

(a) SUBLICENSE AGREEMENTS: Each sublicense granted under this Section 2.3 LIMITED RIGHT TO SUBLICENSE:, whether granted directly by Builder to its authorized Resellers or granted by such Resellers to their respective authorized Resellers through multiple tiers shall be subject to the written consent of Lindows.com and be pursuant to a written sublicense agreement (the "Sublicense Agreement") executed by both the sublicensor party (i.e., Builder and its authorized Resellers through multiple tiers) and the sublicensee party (Builder's authorized Resellers through multiple tiers). Such Sublicense Agreement shall: (i) be consistent with this Agreement including but not limited to granting rights no greater in scope than the sublicense rights provided expressly herein, providing for restrictions no less restrictive than those provided for in Section 2.4 RESTRICTIONS: or otherwise in this Agreement, and providing confidentiality restrictions no less restrictive than those provided for in Section 12. CONFIDENTIALITY: or otherwise in this Agreement; (ii) contain an acknowledgment that, although copyrighted, the Lindows.com Software Product and the Composite Products embody valuable trade secrets proprietary to Builder, its authorized Resellers through multiple tiers and/or their respective suppliers; (iii) contain an express disclaimer, on behalf of Builder, its authorized Resellers through multiple tiers and all of their respective suppliers and licensors, disclaiming any and all liability for incidental, indirect, special, statutory, punitive and consequential damages (including, but not limited to damages for loss of good will, loss of data, loss of performance, lost revenue, lost prospective economic advantage or lost revenue or profit) to the maximum extent permitted by applicable law, irrespective of whether or not such damages are foreseeable or whether Builder or its authorized Resellers through multiple tiers were advised of the possibility of such damages; (iv) automatically terminate upon the expiration or any termination of this Agreement, unless otherwise consented to in advance in writing by Lindows.com;
(v) require that each Reseller be liable and responsible, jointly and severally, directly to Lindows.com for any breach of the Sublicense Agreement by its authorized Resellers through multiple tiers; and (vi) provide that Lindows.com shall be an intended third party beneficiary and shall have the right to enforce any and all obligations of such Resellers and their authorized Resellers through multiple tiers under such agreements. Builder understands and agrees that it will be liable and responsible, jointly and severally, directly to Lindows.com for any breach of the Sublicense Agreement by any of its authorized Resellers and their authorized through multiple tiers.

2.3.3 LIMITATION OF WARRANTIES: In connection with any sublicense, (a) Builder shall not, and shall require and ensure that its Resellers through multiple tiers, contractors, and any other third party shall not, make any representation or warranty, express or implied, binding or purporting to bind Lindows.com in connection the Deliverables, Lindows.com Software Product, and/or Composite Products, including but not limited to representations or warranties relating to the performance, condition, title, non-infringement, merchantability, fitness for a particular purpose, system integration, or data accuracy of any of the foregoing; and (b) Builder shall, and shall require and ensure that its Resellers through multiple tiers, contractors, and any other third party shall, in connection the Deliverables, Lindows.com Software Product, and/or Composite Products disclaim all warranties implied by law to the maximum extent permitted by applicable law. If Builder or any Reseller grants an express warranty regarding the performance and/or condition of the Composite Product, such express warranty shall expressly exclude the Lindows.com Software Product installed on such Composite Product, which shall not be covered under such warranty.

2.4  RESTRICTIONS:

2.4.1 GENERAL RESTRICTIONS: Subject to Section, Builder shall not, shall not permit any third party to, and shall require and ensure that Resellers through multiple tiers, and/or their respective contractors shall not: (a) use the Deliverables, Lindows.com Software Product, other Confidential Information of Lindows.com, or any element of the foregoing except as expressly permitted herein; (b) reverse engineer, decompile, disassemble, or extract any element of, or otherwise attempt to discover, extract, and/or exploit the source code, algorithms, or any other elements of, the Deliverables, Lindows.com Software Product or other Confidential Information of Lindows.com; (c) use the Deliverables, Lindows.com Software Product, other Confidential Information of Lindows.com, or any element of the foregoing for the purpose of creating another product or service; (d) modify, translate, adapt, enhance, create derivative works based on, transfer, assign, pledge, lease, rent, share, or use in connection with any facility management, service bureau or other similar service, the Deliverables, Lindows.com Software Product, other Confidential Information of Lindows.com, or any element of the foregoing; (e) reproduce, sublicense, sell, resell, distribute, publicly display or publicly perform the Deliverables, Lindows.com Software Product, other Confidential Information of Lindows.com, or any element of the foregoing, except as and to the extent expressly provided herein; or (f) integrate, incorporate or port into products the Deliverables, Lindows.com Software Product, other Confidential Information of Lindows.com, or any element of the foregoing, except for the Lindows.com Software Product in executable form only into the Builder Products as expressly provided in this Agreement. Builder shall not make, and shall prohibit Resellers through multiple tiers, contractors, and any other third parties from making:
(i) any representation or warranty on behalf of Lindows.com; (ii) any representation concerning the quality, performance or other characteristics of the Deliverables, Lindows.com Software Product, the Confidential Information of Lindows.com, or any element of the foregoing; or (iii) any commitment to modify any of the Deliverables or Lindows.com Software Product.

2.4.2  THIRD PARTY SOFTWARE AND LICENSES:

(a) GPL AND OTHER OPEN SOURCE LICENSES: Certain Software Programs, or portions thereof, included in the Deliverables and/or Lindows.com Software Product are subject to the terms and conditions of the GPL and other applicable open source license agreements ("Open Source Programs"). The GPL and other applicable open source license agreements may contain terms that expand or limit Builder's and/or third parties' rights to use the Open Source Programs contained in the Deliverables and Lindows.com Software Product as set forth herein. Under the applicable terms of the GPL and other applicable open source license agreements, Builder and/or third parties may have the right to copy, modify and distribute certain portions of the

Deliverables and/or Lindows.com Software Product and have access to certain of the source code of the foregoing, subject to certain terms and conditions. The GPL and other applicable open source license agreements, on-line documentation, and other information about all such Open Source Programs as of the Effective Date are available at the website http://www.lindows.com/licensing or any successor website thereto. Builder acknowledges and agrees that it has read, understood, and agrees to the terms and conditions, including without limitation the GPL, applicable to each such Open Source Program. Notwithstanding anything in this Agreement, to the extent the terms and conditions of the GPL and/or other applicable open source license agreements are inconsistent with or contradictory to the terms and conditions of this Agreement (including terms and conditions which provide rights to use, copy, modify and/or obtain the source code of such Open Source Programs, and disclaimers of warranties and limitation on the type and amount of damages), then the terms and conditions of the GPL and/or other applicable open source license agreements shall prevail and control, insofar as they apply to any Open Source Program included within the Deliverables and/or Lindows.com Software Product. Nothing in this section shall permit Builder or any third party to use the Lindows.com Branding Features in connection with exercising the rights granted under the GPL or other applicable open source license agreements.

(b) THIRD PARTY AGREEMENTS: Certain Software Programs included in the Deliverables and/or Lindows.com Software Product are subject to the terms and conditions of agreements with third parties ("Third Party Agreements") which may expand or limit rights to use such Software Programs as set forth herein. Such Third Party Agreements and the on-line documentation that accompanies such Software Programs, if any, as of the Effective Date, are available at the website http://www.lindows.com/licensing or any successor website thereto. Builder acknowledges and agrees that it has read, understood, and agrees to the terms and conditions of each such Third Party Agreement. Notwithstanding anything in this Agreement, to the extent the terms and conditions of such Third Party Agreements are inconsistent with or contradictory to the terms and conditions of this Agreement (including terms and conditions which provide rights to use, copy, modify and/or obtain the source code of the applicable Software Programs, and disclaimers of warranties and limitation on the type and amount of damages), then the terms and conditions of such Third Party Agreements shall prevail and control, insofar as they apply to any such Software Programs. For avoidance of doubt, nothing in this Section (b) THIRD PARTY AGREEMENTS:
Certain Software Programs included in the Deliverables and/or Lindows.com Software Product are subject to the terms and conditions of agreements with third parties ("Third Party Agreements") which may expand or limit rights to use such Software Programs as set forth herein. Such Third Party Agreements and the online documentation that accompanies such Software Programs, if any, as of the Effective Date, are available at the website http://www.lindows.com/licensing or any successor website thereto. Builder acknowledges and agrees that it has read, understood, and agrees to the terms and conditions of each such Third Party Agreement. Notwithstanding anything in this Agreement, to the extent the terms and conditions of such Third Party Agreements are inconsistent with or contradictory to the terms and conditions of this Agreement (including terms and conditions which provide rights to use, copy, modify and/or obtain the source code of the applicable Software Programs, and disclaimers of warranties and limitation on the type and amount of damages), then the terms and conditions of such Third Party Agreements shall prevail and control, insofar as they apply to any such Software Programs. For avoidance of doubt, nothing in this section shall permit Builder or any third party to use the Lindows.com Branding Features in connection with exercising the rights granted under Third Party Agreements. shall permit Builder or any third party to use the Lindows.com Branding Features in connection with exercising the rights granted under Third Party Agreements.

(c) DISCLAIMER: Builder acknowledges that Lindows.com does not give any warranties (and expressly disclaims any and all warranties), express or implied, grant any license or right or give a covenant not to sue, or grant any other rights, including Proprietary Rights with respect to any Open Source Programs or any other third party Software Programs included within the Deliverables and/or the Lindows.com Software Product. Notwithstanding anything to the contrary in this Agreement, this Agreement does not and shall not be interpreted or construed to include any representation or warranty that the Open Source Programs or any other such third party Software Programs, or the use thereof, whether alone or in combination with other hardware, software, apparatuses, or methods, is or will be free from infringement of any Proprietary Rights or other rights of third parties. Lindows.com disclaims any and all liability arising from the use of such for claims of infringement of third party Intellectual Property Rights or other rights arising out of or relating to such Open Source Programs or any other such third party Software Programs. Builder assumes all risk and liability arising from the use, copying and distribution of such Open Source Programs and other third party Software Programs.

2.4.3 DELIVERABLES AND LINDOWS.COM SOFTWARE PRODUCTS NOT "SOLD": This Agreement does not allow or authorize Builder or any Reseller, End-User, or any other third party to, and neither Builder nor any Reseller, End-User, or other third party shall, sell, resell, distribute, make available, or otherwise dispose of the Deliverables or Lindows.com Software Products except for distribution of the Lindows.com Software Products via license or sublicense only as an installed, unmodified and integrated part of the Composite Products and only as expressly provided in this section. For clarification, any references to "sale(s)," "resale(s)," "selling" or "reselling" of the Composite Products in this Agreement refer only to the sale and transfer of title of the hardware components of the Composite Products. The Deliverables and Lindows.com Software Product may only be licensed or sublicensed under this Agreement and only as expressly provided in Section . In no instance shall the Deliverables, Lindows.com Software Product, or any portion or element of any of the foregoing be sold or title thereof be transferred under this Agreement.

2.4.4 NO CHARGE FOR LINDOWS.COM SOFTWARE PRODUCTS: Builder shall not, and shall require and ensure that Resellers, their Resellers through multiple tiers and/or contractors shall not, charge any Resellers, End-Users, or any other third party, directly or indirectly, for the Lindows.com Software Product.

2.4.5 COMPATIBILITY OF LINDOWS.COM SOFTWARE PRODUCT: Builder shall test and take other commercially reasonable measures to ensure (a) the compatibility of the Lindows.com Software Product with Builder Products, and (b) that the Composite Products function correctly.

2.4.6  END-USER LICENSE & REQUIREMENTS:

(a) LINDOWSOS(TM) LICENSE AGREEMENT FOR END-USERS: As express conditions to the license granted to License in Section 2.1, Builder shall (i) include, and shall require all Resellers through multiple tiers to include, the LindowsOS(TM) License Agreement currently located at the website http://www.lindows.com/eula in any distribution of Lindows.com Software Product or Composite Products, and
(ii) require, and shall require all Resellers through multiple tiers to require that each End-User manifest its asset to the LindowsOS(TM) License Agreement in a legally enforceable manner prior to being given access to or making any use of the Lindows.com Software Product. At a minimum, Builder shall include, and shall require all

Resellers through multiple tiers to include, the LindowsOS(TM) License Agreement as a "shrink-wrap" or "click-wrap" license agreement that clearly notifies the End-User that the use of the Lindows.com Software Product is subject to the LindowsOS(TM) License Agreement, requires the End-User to indicate assent either by opening the physical product package or by clicking on a designated button, and requires the End-User to view or scroll down through the LindowsOS(TM) License Agreement before opening the product package or clicking on the designated button.

(b) NO WARRANTIES TO END-USERS FOR LINDOWS.COM SOFTWARE PRODUCT: In connection with End-Users, (i) Builder shall not, and shall require and ensure that Resellers through multiple tiers, contractors, and any other third party shall not, make any representation or warranty, express or implied, binding or purporting to bind Lindows.com in connection the Deliverables, Lindows.com Software Product, and/or Composite Products, including but not limited to representations or warranties relating to the performance, condition, title, non-infringement, merchantability, fitness for a particular purpose, system integration, or data accuracy of any of the foregoing, and (ii) Builder shall, and shall require and ensure that Resellers through multiple tiers, contractors, and any other third party shall, disclaim all warranties implied by law to the maximum extent permitted by applicable law. If Builder or any Reseller grants an express warranty in regarding the performance and/or condition of the Composite Products, such express warranty shall expressly exclude the Lindows.com Software Product installed on such Composite Product, which shall not be covered under such warranty.

2.4.7 EXPORT COMPLIANCE AND REGULATORY APPROVALS: The Deliverables and Lindows.com Software Products, including associated technical data, are subject to United States export control laws, and may be subject to export or import regulation restrictions in other countries. Notwithstanding anything else in this Agreement, Builder shall, and shall require and ensure that Resellers through multiple tiers, contractors, and any other third party shall, strictly comply with all such regulations and obtain all required licenses and/or other clearances to export, re-export, or import, as applicable, the Deliverables, Lindows.com Software Products, and any associated technical data to either of the foregoing, including but not limited to where the Lindows.com Software Products are installed on Composite Products. Builder shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings and registrations as may be necessary or advisable for the performance of the terms and conditions of this Agreement, including without limitation, fair trade approvals.

3. BRANDING REQUIREMENTS, BRANDING LICENSE: As express conditions to the license granted in Section 2.1, Builder shall (a) reproduce all copyright notices and other proprietary rights notices and the Lindows.com Branding Features without modification into the Composite Products, and (b) not remove, obscure, alter or destroy any Lindows Branding Features, copyright notices and other proprietary rights notices, confidential legends placed upon or contained within the Deliverables or Lindows.com Software Products or any related materials. Builder is not authorized to incorporate the Builder Branding Features into the Lindows.com Software Product, but Builder may incorporate Builder Branding Features in its reasonable discretion into the other elements of the Composite Products and into Builder's marketing materials for the Composite Products. Subject to the terms and conditions hereof and any branding guidelines that Lindows.com may provide to Builder from time to time, Lindows.com hereby grants to Builder a nonexclusive, nontransferable, non-assignable, nonsublicensable, royalty-free limited right and license, only in the Licensed Territory, to use and display the Lindows.com Branding Features on Composite Products for purposes of promoting and marketing Composite Products. Builder hereby acknowledges and agrees that Builder has no rights, title or interest in or to the Lindows.com Branding Features, and all benefits from the use of the Lindows.com Branding Features shall automatically vest in and inure to the benefit of Lindows.com. Builder shall not (i) apply for registration of the Lindows.com Branding Features (or any marks or features confusingly similar thereto) anywhere in the world, (ii) alter, modify or change the Lindows.com Branding Features in any manner, (iii) use any of the Lindows.com Branding Features, except as expressly authorized herein or by prior written approval of the owner thereof, or (iv) take any action inconsistent with Lindows.com's ownership of the Lindows.com Branding Features.

4. SUPPORT OBLIGATIONS:

4.1 GENERAL SUPPORT OPTIONS: Subject to the terms and conditions governing such support web site, Lindows.com will provide electronic support to End-Users at the website http://www.support.lindows.com or any successor website thereto, and such support shall consist exclusively of frequently asked questions ("FAQs"), a searchable knowledge base, forums, the opportunity to provide feedback, and emailing and receiving email responses to questions.

4.2 BUILDER SUPPORT OPTIONS: Subject to the terms and conditions governing such support web site, Builder may use the website Support.Lindows.com or any successor website thereto, or e-mail Lindows.com at builderhelp@lindows.com, where Builder's e-mail will be reviewed and responded to by Lindows.com customer support personnel.

4.3 PREMIUM SUPPORT OPTIONS: Lindows.com may, at its sole discretion and upon terms and conditions determined in its sole discretion, offer "Premium Support" options that provide additional support contact methods and mediums, extended support hours, escalated support, or other support-related options.

5. REPORTS AND PAYMENT:

5.1 REPORTS: While this Agreement is in effect, within thirty (30) days after the end of each calendar quarter, Builder will deliver to Lindows.com a written report setting forth (a) the number of units of Composite Products shipped, sold, transferred, disposed of or otherwise distributed by or for Builder (including through its Resellers through multiple tiers), or put to productive internal use by Builder, during such quarter; (b) the number of units of Composite Products shipped, sold, transferred, disposed of or otherwise distributed by or for each of Builder's authorized Resellers; (c) information requested by Lindows.com about End-Users (which may include without limitation name, address, and email address) who have purchased Composite Products during such quarter; and (d) information requested by Lindows.com about contractors described in Section 2.2 EMPLOYEES AND CONTRACTORS: The license granted in Section Subject to the restrictions in Section 2.4 RESTRICTIONS: and the other terms and conditions in this Agreement, Lindows.com hereby grants to Builder a nonexclusive, nontransferable, nonassignable, nonsublicensable (except as expressly set forth in Section 2.3 LIMITED RIGHT TO SUBLICENSE:) limited right and license, only in the Licensed Territory, solely to: hereof to Builder may be exercised by, and Builder may disclose the Confidential Information of Lindows.com to and allow use of the Confidential Information of Lindows.com by, only employees or contractors (exercising such rights solely on behalf of and for the sole benefit of Builder) of Builder who are bound by written agreements consistent with this Agreement, including without limitation with restrictions at least as restrictive as those contained in Section 2.4 RESTRICTIONS: , restrictions on the use and disclosure of Confidential Information that are at least as strict as those provided in Section 12. CONFIDENTIALITY:, and with prohibitions against any attempts to reverse engineer, decompile, disassemble, extract any element of and/or otherwise discover any element of the Deliverables, Lindows.com Software Product, other Confidential Information of Lindows.com, or any element of any of the foregoing. In respect of any agreement into which Builder enters with a third party concerning the Lindows.com Software Product, Builder shall incorporate the provisions set forth below in Section. who exercise any rights on behalf of Builder.

5.2 LINDOWS FEES:

5.2.1 ANNUAL FEE FOR BRONZE PROGRAM: Builder shall pay to Lindows.com a non-refundable annual fee of one hundred dollars ($100) for each one (1) year period (or fraction thereof) during the term of this Agreement. Such fee will be due and payable prior to Builder's use and access of the Lindows.com Software Product each year thereafter.

5.2.2 MONTHLY FEE FOR SILVER PROGRAM: Builder shall pay to Lindows.com a non-refundable monthly fee of five hundred dollars (US$500) for each month (or fraction thereof) during the term of this Agreement. Such fee shall be due and payable in advance of the first day of each calendar month.

5.3 PAYMENT METHODS AND TERMS: All payments made by Builder under this Agreement must be made by credit card only. If any amount payable under this Agreement is not paid by the applicable initial due date, then, in addition to any other remedies Lindows.com may have, Builder shall pay interest on such amount at a monthly rate of one percent (1%) (or, if less, the maximum rate permitted by applicable law) compounded on a daily basis beginning on the initial due date of such payment and continuing through the date on which Lindows.com actually receives full payment of such amount.

5.4 RIGHT TO CHANGE TERMS: Lindows.com, in its sole discretion, has the right to change the monthly license fee and/or the annual membership fee, effective thirty (30) days after receipt of written notice thereof by Builder. Upon any such change, Builder may, in its sole discretion, elect to terminate this Agreement by providing at least ten (10) days prior written notice to Lindows.com. Builder's failure to so terminate this Agreement shall constitute and be deemed Builder's acceptance of such changes.

5.5 TAXES: Builder acknowledges and agrees that Lindows.com does not take any responsibility to calculate, report, or remit sales or use taxes which may be assessed, due or owing to the taxing authorities of any jurisdiction for transactions that arise in connection with this Agreement, including Builder's use and distribution of the Lindows.com Software Product. Builder shall pay, and shall indemnify and hold Lindows.com harmless from and against, all taxes, duties and levies directly imposed by all foreign, federal, state, local or other taxing authorities (including, without limitation, export, sales, use, excise, and value-added taxes) based on the transactions or payments under this Agreement, other than taxes imposed or based on Lindows.com's net income.

5.6 RIGHT TO INSPECT BOOKS AND RECORDS: For three (3) years after the end of each Builder fiscal year during the term of this Agreement, Builder will maintain at its principal offices true and accurate books and records as sufficient to confirm Builder's compliance with this Agreement. Builder shall, during usual business hours, permit Lindows.com or its agents, at Lindows.com's expense and upon ten (10) days prior written notice, to inspect and make copies of such books and records for the purpose of verifying Builder's compliance with this Agreement. If such inspection reveals a material breach of this Agreement by Builder, then Builder will pay for the cost of such inspection in addition to any other remedies available to Lindows.com for such breach.

6. BUILDER'S RESALE POLICIES: Builder is free to determine is own pricing for Composite Products. Builder is free to determine its own resale policies for Composite Products so long as such resale policies do not violate the terms or conditions of this Agreement, any Third Party Agreements, the GPL or any other applicable open source license agreement, or applicable laws, rules and regulations.

7. LIMITED PERFORMANCE WARRANTY: For a period of thirty (30) days after the delivery of the Deliverables to Builder, Lindows.com warrants to Builder that the Lindows.com Software Product shall conform to, and operate substantially in accordance with, the specifications contained in the documentation provided by Lindows.com. Lindows.com's sole and exclusive obligation and liability and Builder's sole and exclusive remedy for a breach of the foregoing warranty is for Lindows.com to use commercially reasonable efforts to correct any errors in the Lindows.com Software Product, within a commercially reasonable time after being notified in writing of the error by Builder. THE FOREGOING WARRANTY DOES NOT APPLY TO THE DELIVERABLES OR LINDOWS.COM SOFTWARE PRODUCT THAT HAVE BEEN INCORPORATED, INTEGRATED OR MERGED WITH OTHER PRODUCTS OR CODE BY BUILDER, OR WHICH HAVE BEEN MODIFIED IN ANY WAY.

8. WARRANTY DISCLAIMER: EXCEPT FOR THE EXPRESS WARRANTIES GIVEN BY LINDOWS.COM HEREIN, THE DELIVERABLES, THE LINDOWS.COM SOFTWARE PRODUCT, THE CONFIDENTIAL INFORMATION OF LINDOWS.COM, AND THE LINDOWS.COM BRANDING FEATURES ARE PROVIDED TO BUILDER "AS-IS" WITHOUT ANY WARRANTY, EXPRESS, IMPLIED OR STATUTORY, OR ANY WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, DEALING OR TRADE USAGE, AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION. EXCEPT FOR THE EXPRESS WARRANTIES GIVEN BY LINDOWS.COM HEREIN, TO THE MAXIMUM EXTENT ALLOWED BY LAW, LINDOWS.COM ON BEHALF OF ITSELF AND ITS LICENSORS HEREBY DISCLAIMS ALL WARRANTIES, BOTH EXPRESS AND IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, SYSTEM INTEGRATION, AND DATA ACCURACY. ADDITIONALLY, OTHER THAN ANY EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT, LINDOWS.COM GIVES OR MAKES NO WARRANTIES AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, SUPPORT SERVICES, THE OPERABILITY OF THE LINDOWS.COM SOFTWARE PRODUCT, THAT THE LINDOWS.COM SOFTWARE PRODUCT WILL BE UNINTERRUPTED, ERROR-FREE, ACCURATE OR OTHERWISE FUNCTION PROPERLY OR THAT THE MEDIA ON WHICH THE DELIVERABLES ARE PROVIDED ARE IS FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. BUILDER ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION THAT IS NOT EXPRESSLY SET OUT IN THIS AGREEMENT AND THAT NO ORAL OR WRITTEN ADVICE OR INFORMATION PROVIDED BY NOMADIX SHALL CREATE ANY WARRANTY.

9. BUILDER REPRESENTATIONS, INDEMNIFICATION:

9.1 REPRESENTATIONS: Builder represents and warrants to Lindows.com that: (a) any and all sublicenses granted by Builder in connection with the Composite Products shall be in compliance with the sublicense terms set forth in Section
2.3 LIMITED RIGHT TO SUBLICENSE: and otherwise in compliance with this Agreement; (b) that the Builder Products, Composite Products, and any actions taken by Builder, its employees, contractors and Resellers, shall not directly or indirectly infringe or misappropriate any third party Proprietary Rights or other rights; and (c) that installing the Lindows.com Software Product onto and integrating the Lindows.com Software Product with the Builder Product to create a Composite Product, does not and shall not directly or indirectly infringe or misappropriate any third party Proprietary Rights or other rights.

9.2 INDEMNIFICATION: Builder shall defend, indemnify and hold Lindows.com, its licensors, affiliates, successors, assigns, officers, directors, and employees ("Indemnified Parties") harmless from and against any and all claims, costs, damages, losses, liabilities, actions, recoveries, judgments and expenses (including reasonable attorneys' fees and expenses regardless of whether litigation was commenced) arising from or relating to (i) a breach of this Agreement by Builder, or (ii) a claim of bodily injury, death or damage to property arising from or relating to the Composite Product.

9.3 PROCEDURE: Lindows.com shall notify Builder promptly of any claim or liability for which indemnification is sought ("Claim"), provided, however, that the failure to give such notice shall not relieve Builder of its obligations hereunder except to the extent that Builder was actually and materially prejudiced by such failure. Lindows.com may, at its option and expense, participate and appear on an equal footing with Builder in the defense of any Claim that is conducted by Builder as set forth herein. Builder may not settle any Claim without the prior written approval of Lindows.com, which approval shall not be unreasonably withheld except that Lindows.com may withhold consent in its sole and absolute discretion to any settlement that involves any admission of or consent to liability of any kind or otherwise binds Lindows.com in any way. Notwithstanding any of the foregoing, Lindows.com shall have the right, in its sole and absolute discretion and at Developer's cost and expense, to employ attorneys of Lindows.com's own choice and to institute or assume the defense of any claim for which Lindows.com may seek indemnification from Builder hereunder.

10. DISCLAIMER OF DAMAGES: EXCEPT FOR INDEMNIFICATION OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT AND BREACH OF THE CONFIDENTIALITY PROVISIONS IN SECTION
12. CONFIDENTIALITY:, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON, WHETHER IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE), OR ANY OTHER LEGAL THEORY (INCLUDING STRICT LIABILITY), FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, STATUTORY OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOOD WILL, LOSS OF DATA, LOSS OF PERFORMANCE, LOST REVENUE, LOST PROSPECTIVE ECONOMIC ADVANTAGE OR LOST PROFIT ARISING FROM ANY PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, IRRESPECTIVE OF WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE OR SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL LINDOWS.COM'S MAXIMUM AGGREGATE LIABILITY OF ANY KIND ARISING OUT OF THIS AGREEMENT EXCEED THE TOTAL FEES ACTUALLY PAID BY BUILDER TO LINDOWS.COM HEREUNDER.

11. OWNERSHIP:

11.1 BY LINDOWS.COM: As between Lindows.com and Builder, all right, title and interest (including without limitation all Proprietary Rights) in and to the Deliverables and the Lindows.com Software Products (other than any Open Source Programs or any other third party Software Programs included therein), the Confidential Information of Lindows.com, the

Lindows.com Branding Features, and any element of the foregoing shall remain in and be the sole and exclusive property of Lindows.com and/or its licensors. All rights and licenses not expressly granted to Builder in this Agreement are expressly reserved by Lindows.com.

11.2 BY BUILDER: As between Lindows.com and Builder, all right, title and interest (including without limitation all Proprietary Rights) in and to the Builder Products, the Builder Branding Features, and any element of the foregoing shall remain in and be the sole and exclusive property of Builder and/or its Licensors.

12. CONFIDENTIALITY:

12.1 CONFIDENTIAL INFORMATION: Builder acknowledges that, in the course of using the Deliverables and Lindows.com Software Products as provided under this Agreement and exercising its rights under this Agreement, it may obtain confidential information relating to the Deliverables and Lindows.com Software Products and/or to Lindows.com and/or to its licensors, suppliers, contractors, agents, customers and/or end users ("Confidential Information"). Such Confidential Information shall, as between Builder and Lindows.com, belong solely to Lindows.com and shall include, without limitation: (a) the source code of the Deliverables and Lindows.com Software Products (including any and all Updates), the existence of and terms of this Agreement, trade secrets, know-how, inventions (whether or not patentable), techniques, processes, programs, ideas, algorithms, formulas, schematics, testing procedures, software design and architecture, computer code, internal documentation, design and functional specifications, product requirements, problem reports and performance information, software documents and other technical, business, product, marketing and financial information, plans and data; (b) any information designated by Lindows.com as confidential in writing or, if disclosed orally or in other intangible form, disclosed under circumstances indicating its confidential nature; and (c) any information disclosed to Builder by Lindows.com that is reasonably deemed to be of a confidential nature because of its nature whether or not it is identified as such in writing or by stamp.

12.2 OBLIGATIONS: Builder will maintain the Confidential Information of Lindows.com in strict confidence and will not use such Confidential Information or disclose such Confidential Information to any third party, except that (a) Builder may use the Confidential Information of Lindows.com only to the extent necessary to exercise its rights and fulfill its obligations under this Agreement, and (b) Builder may disclose such Confidential Information only to employees or contractors (exercising the rights granted pursuant to Section 2.1 solely on behalf of and for the sole benefit of Builder) of Builder who are bound by written agreements consistent with this Agreement, including without limitation with restrictions on the use and disclosure of Confidential Information that are at least as strict as those provided in this Section 12. CONFIDENTIALITY:, and with prohibitions against any attempts to reverse engineer, decompile, disassemble, extract any element of and/or otherwise discover any element of the Confidential Information of Lindows.com. Builder will protect the confidentiality and avoid the unauthorized use, disclosure, publication, and dissemination of such Confidential Information with the same degree of care that Builder uses to protect its own confidential and proprietary information of similar nature and like importance, and in no event with less than reasonable care. Builder will notify Lindows.com of any actual or suspected unauthorized use or disclosure of such Confidential Information or infringement of any of Confidential Information of which Builder has knowledge. Builder will cooperate with Lindows.com in the investigation and prosecution of such unauthorized use, disclosure or infringement.

12.3 LIMITATIONS: The restrictions of this Agreement on use and disclosure of the Confidential Information of Lindows.com shall not apply to information that Builder can contemporaneously document: (a) was in the possession or control of Builder at the time of its disclosure by Lindows.com to Builder hereunder; (b) is or becomes publicly available through lawful means and by no breach of this Agreement or any third party's confidentiality obligation; (c) is disclosed to Builder without confidential or proprietary restriction by a third party who rightfully possesses such information and did not learn of it, directly or indirectly, from Lindows.com; or (d) is independently developed by Builder without use of, reference or access to such Confidential Information and without violation of any confidentiality restriction.

12.4 DISCLOSURE REQUIRED BY LAW: In the event Builder is compelled by law or a court order to disclose the Confidential Information of Lindows.com, Builder shall promptly notify Lindows.com (in any event prior to any such compelled disclosure) and shall cooperate with Lindows.com in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure. Builder further agrees that if Lindows.com and/or Builder is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, Builder will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information. Any Confidential Information released under this Section 12. CONFIDENTIALITY: shall remain Confidential Information for all other purposes.

12.5 INJUNCTIVE RELIEF: The parties hereby agree that any breach of any provision of this Agreement regarding confidentiality or protection of Proprietary Rights would constitute irreparable harm and damage for which there can be no adequate remedy at law. Therefore, upon any such breach or threatened breach by Builder, Lindows.com will be entitled to seek and obtain an immediate injunction, restraining order and/or other appropriate equitable relief, without the requirement of posting a bond or proving actual damages, in addition to whatever remedies it may have under applicable law.

13. TERM AND TERMINATION:

13.1 TERM OF AGREEMENT: The term of this Agreement shall commence on the date that Builder agrees to this Agreement and shall continue for an initial term of one (1) unless earlier terminated pursuant to this Section . The term shall automatically renew for successive one (1) year renewal terms unless either party notifies the other in writing of its intention not to renew the term at least thirty (30) days prior to the expiration of the then-current term or renewal term.

13.2 TERMINATION: Either party shall have the right to terminate this Agreement immediately by written notice, in the event: (a) that the other party breaches a material representation, warranty or obligation under this Agreement and, to the extent such breach is curable, fails to cure such breach within thirty (30) days (or seven (7) days for payment breaches) following the date the breaching party receives written notice from the non-breaching party describing in reasonable detail the nature of such breach; (b) the other party breaches this Agreement and such breach is not capable of cure; (c) of the other party's filing of a petition, action or other proceeding seeking relief or protection under state or federal bankruptcy laws, whether voluntary or involuntary; (iv) of an assignment of the other party's assets made for the benefit of creditors; (d) of the appointment of a trustee or receiver to take charge of the other party's business for any reason; or (e) of the other party's becoming insolvent, or being unable to pay its debts as due, or ceasing to conduct business in the normal course.

13.3 EFFECT OF EXPIRATION OR TERMINATION: Upon the expiration or termination of this Agreement, (a) all rights and licenses granted by Lindows.com to Builder will terminate, (b) Builder shall cease to use or exploit in any manner the Deliverables, Lindows.com Software Product, Confidential Information, the Lindows.com Branding Features, or any element of the foregoing and shall destroy all materials, documents and files containing any of the foregoing, (c) Builder will promptly return to Lindows.com all Confidential Information of Lindows.com and all copies thereof, and (d) Sections l, 2.3.3, 2.4, 5, 8, 9, 10, 11, 12, 13.3, 14, 15, 16, 17, 18, 19, 22 and 23 shall survive. Notwithstanding the foregoing, the expiration or termination of this Agreement will not relieve the parties of any liability or obligation that accrued prior to such expiration or termination..

14. GOVERNING LAW; DISPUTE RESOLUTIONS: This Agreement shall be construed under the laws of the State of California, without regard to its conflicts of law rules and without regard to the United Nations Convention on the International Sale of Goods. If a dispute arises in relation to this Agreement, the parties shall submit the dispute to binding arbitration. Each party shall give fifteen
(15) days written notice to the other party prior to initiating any arbitration proceedings. Any arbitration hereunder shall be conducted under the American Arbitration Association rules then in effect and applying California law. Each such arbitration shall be conducted by a panel of three arbitrators appointed in accordance with such rules. Any such arbitration shall be held in the County of San Diego, California. The arbitrators shall determine all issues regarding such dispute, including without limitation, procedure, discovery, arbitrability and waiver. The parties shall instruct the arbitrators to render their decision no later than ninety (90) days after submission of the dispute, which decision shall be in writing and shall specify the factual and legal bases for the award. The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto, shall be final and binding upon all parties. The arbitrators shall have the authority to grant specific performance, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the arbitrator or arbitrators shall not be authorized to award punitive damages with respect to any such claim or controversy, nor shall any party seek punitive damages relating to any matter under, arising out of or relating to this Agreement under any circumstances. Except as otherwise set forth in this Agreement, the cost of any arbitration hereunder and all fees involved including reasonable attorneys' fees incurred by the party determined by the arbitrators to be the prevailing party, shall be paid by the party determined by the arbitrators not to be the prevailing party, or otherwise allocated in an equitable manner as determined by the arbitrators.

15. NOTICES: Any notice or communication required or permitted to be given hereunder may be delivered by personal delivery, deposited with an overnight courier, sent by email or facsimile (provided delivery is confirmed), or registered or certified U.S. mail, return receipt requested, in each case to the address set forth on the initial page hereof or at such other addresses as shall be designated in writing by either party to the other in accordance with this
Section 15. Notices will be deemed effective on the date of personal delivery, one (1) business day after dispatch if delivered by overnight courier, one (1) business day after transmission by email or facsimile, and three (3) business days after posting by registered or certified U.S. mail.

16. ASSIGNMENT: Builder shall not assign, whether by operation of law or otherwise, this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, without Lindows.com's prior written consent, which may be given in its sole discretion, and any attempt to assign, delegate or otherwise transfer any of

Builder's rights or obligations hereunder without such consent shall be void and ineffective. Subject to the preceding sentence, this Agreement shall bind each party and its permitted successors and assigns. Lindows.com may assign this Agreement without the consent of Builder by providing prior written notice thereof to Builder.

17. INDEPENDENT CONTRACTORS: The relationship of the parties is that of independent contractor, and nothing herein shall be construed to create a partnership, joint venture, franchise, employment, or agency relationship between the parties. Builder shall have no authority to enter into agreements of any kind on behalf of Lindows.com and shall not have the power or authority to bind or obligate Lindows.com in any manner to any third party.

18. FORCE MAJEURE: Neither Lindows.com nor Builder shall be liable for damages for any delay or failure of delivery (except for the payment of money), arising out of causes beyond their reasonable control and without their fault or negligence, including, but not limited to, acts of nature, acts of a military authority, fires, riots, acts of terrorism, wars, embargoes, or communications failures. Notwithstanding anything to the contrary contained herein, if either party is unable to perform hereunder for a period of sixty (60) consecutive days, then the other party may terminate this Agreement immediately without liability by ten (10) days written notice to the other.

19. TRADEMARKS: "Lindows.COM(TM)" and "LindowsOS(TM)" are registered trademarks of Lindows.com, Inc., All Rights Reserved. "Linux" is a registered trademark of Linus Torvalds. All other trademarks are the property of their respective owners.

20. GENERAL OBLIGATION TO MARKET, PROMOTE, AND DISTRIBUTE: Builder shall make commercially reasonable efforts to market, promote, and distribute the Composite Products.

21. PUBLICITY: Lindows.com shall be permitted to use the name of Builder in publicity releases, advertising, or similar activity without the prior written consent of Builder.

22. REGISTRATION DATA: Builder represents and warrants that it shall not violate any rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, through Builder's collection or use of Registration Data or other personal or private data. "Registration Data" means the data and information submitted by End-Users of Composite Products and received by Builder, including but not limited to the first name, last name, and email address of each such End-Users.

23. MISCELLANEOUS: The parties hereto are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers. This Agreement constitutes the entire understanding of the parties with respect to the subject matter of this Agreement and merges all prior communications, understandings, and agreements. This Agreement may be modified only by a written agreement signed by both parties. The failure of either party to enforce at any time any of the provisions hereof shall not be a waiver of such provision, or any other provision, or of the right of such party thereafter to enforce any provision hereof. If any provision specified in this Agreement shall be invalid under any applicable law, the invalid provision, or portion thereof, shall be struck and the remainder, if any, shall be deemed enforceable to the extent permitted under applicable law, and the remaining provisions of this Agreement shall be given effect in accordance with their terms. The captions or headings of the Sections of this Agreement are for reference only and are not to be construed in any way as part of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument.

********************************************************

[LINDOWS.COM LOGO]

Search:  Warehouse  [          ]

         LINDOWSOS LICENSE AGREEMENT

         LindowsOS(TM) and Lindows.Com(TM) are not endorsed or affiliated with Microsoft Corporation in any way.

         [GRAPHIC]

         IMPORTANT:

         THIS IS A LEGAL AGREEMENT BETWEEN LINDOWS.COM, INC. ("LINDOWS") AND EITHER (1) A FAMILY END-USER ("FAMILY") -- AN INDIVIDUAL END-USER AGREEING TO A FAMILY EDITION LICENSEE FOR PERSONAL USE AND USE BY MEMBERS OF SUCH INDIVIDUAL'S HOUSEHOLD OR (2) A BUSINESS END-USER ("BUSINESS") AGREEING TO A BUSINESS EDITION LICENSE FOR AN AGREED UPON NUMBER OF SEATS OR NUMBER OF SIMULTANEOUS USERS, BUT NOT BOTH. THE FAMILY OR THE BUSINESS ("YOU" OR "YOUR"), AS APPROPRIATE, AGREES TO CAREFULLY READ THIS LICENSE AGREEMENT (THIS "AGREEMENT") BEFORE INSTALLING OR USING THE LINDOWSOS SOFTWARE PRODUCT (INCLUDING ALL ACCOMPANYING DOCUMENTATION, ENHANCEMENTS, UPGRADES AND EXTENSIONS THERETO "LINDOWSOS"). INSTALLING OR OTHERWISE USING THIS PRODUCT INDICATES YOUR ACKNOWLEDGMENT THAT YOU HAVE READ THIS AGREEMENT AND AGREE TO BE BOUND BY AND COMPLY WITH ITS TERMS. IF YOU DO NOT AGREE TO THIS AGREEMENT, PROMPTLY RETURN LINDOWSOS (WITHOUT INSTALLING IT) TO PLACE OF PURCHASE AND ANY MONEY YOU HAVE PAID FOR LINDOWSOS WILL BE RETURNED.

         [GRAPHIC]

         SELECTING THE "I ACCEPT THIS AGREEMENT" OPTION FURTHER CONFIRMS YOUR ACCEPTANCE OF ALL TERMS CONTAINED IN THIS AGREEMENT.

         1. LICENSE.

         1.1 License.

         a. Family License: If You are a Family or Individual, You agree to the following terms of this Section i.1.a: LindowsOS is a modular operating system made up of individual software components (each individual software component and all accompanying documentation, enhancements, upgrades and extensions thereto are referred to herein as "Software Program(s)") that were created either by Lindows or various individuals and entities ("Third Parties").

         Subject to the terms and conditions of this Agreement, Lindows grants You a non-exclusive license to use the object code form of LindowsOS for Your personal use in accordance with the accompanying documentation. You may download and use LindowsOS on multiple computers owned, leased or rented by You; provided, however, You and members of Your Household (a "Household" consists of those individuals [GRAPHIC that currently reside with You) are the only individuals with the right to use Your licensed copy(ies) of OMITTED][GRAPHIC OMITTED] LindowsOS. For example, if You have a desktop computer at home and a laptop computer which You travel with, You may download a copy of LindowsOS on both machines for the personal use of members of Your Household and You. You agree that You are responsible for the members of Your Household's compliance with the terms of this Agreement as though they were You and had agreed to all terms and conditions herein. Except as otherwise expressly set forth herein, You may not (and shall not allow any member of Your Household or any other Third Party to) (i) remove any product identification or other notices; (ii) copy LindowsOS (other than for back-up purposes, for Your personal use on Your multiple machines as set forth in this Section 1.1.a, or for archival purposes);
         (iii) provide, lease, lend, use for timesharing or service bureau purposes or otherwise use or allow others to use LindowsOS to or for the benefit of Third Parties, or (iv) modify LindowsOS or incorporate LindowsOS into or with other software, except as may be provided for in this agreement.

         [GRAPHIC]

         b. Business License: If You are a Business, You agree to the following terms of this Section 1.1.b: LindowsOS is a modular operating system made up of individual software components (each individual software component and all accompanying documentation, enhancements, upgrades and extensions thereto are referred to herein as "Software Program(s)") that were created either by Lindows or various individuals and entities ("Third Parties"). Subject to the terms and conditions of this Agreement, Lindows grants You a non-exclusive license for Your authorized users to use the object code form of LindowsOS for Your internal business purposes on Business owned, rented or leased computers in accordance with the accompanying documentation for: (1) solely up to the number of Simultaneous Users purchased by You as set forth at www.lindows.com/businesslicense, regardless of the number of Business owned, rented or leased computers that You download LindowsOS on or (2) solely up to the number of Seats purchased by You as set forth at www.lindows.com/businesslicense, "Simultaneous Users" refers to authorized users that may use LindowsOS at the same time. A "Seat" is a single computer processing unit or "CPU" (including computers with redundant processing systems), whether LindowsOS is installed directly on that CPU or is served from a centralized server. Except as otherwise expressly set forth herein, You and Your authorized users may not (and shall not allow any Third Party or any of Your authorized users to) (i) remove any product identification or other notices; (ii) copy LindowsOS (other than for back-up purposes, for use on multiple Seats as set forth in this Section 1.1.b, or for archival purposes); (iii) provide, lease, lend, use for timesharing or service bureau purposes or otherwise use or allow others to use LindowsOS to or for the benefit of Third Parties, or (iv) modify LindowsOS or incorporate LindowsOS into or with other software, except as may be provided for in this agreement. You shall keep a current record of the location of each copy of LindowsOS You make.

         [GRAPHIC]

         1.2 Third Party Agreements. Many of the Software Programs included in LindowsOS are distributed under the terms of agreements with Third Parties ("Third Party Agreements") which may expand or limit Your rights to use certain Software Programs as set forth in Section 1.1. Certain Software Programs may be licensed (or sublicensed) to You under the GNU General

         Public License and other similar open source license agreements ("OSLAs") which, among other rights, permit You to copy, modify and redistribute certain Software Programs, or portions thereof, and have access to the source code of certain Software Programs, or portions thereof. In addition, certain Software Programs, or portions thereof, may be licensed (or sublicensed) to You under terms stricter than those set forth in Section 1.1. Please review visit www.lindows.com/licensing for the on-line documentation that accompanies certain Software Programs, or portions thereof, for the applicable Third Party Agreements. To the extent any Third Party Agreements require that Lindows provide rights to use, copy or modify a Software Program that are broader than the rights granted in Section 1.1, then such rights shall take precedence over the rights and restrictions granted in this Agreement solely for such Software Programs.

         1.3 Violation of Licensing Terms. Any violation by You of the applicable license terms set forth in Section 1.1 or Section 1.2, as appropriate, shall immediately terminate Your license to use LindowsOS. If You do not agree to comply with and be bound by the terms of the applicable license agreement(s), do not install, distribute or otherwise use LindowsOS.

         2. PROPRIETARY RIGHTS.

         All right, title and interest in LindowsOS, including source code, documentation, appearance, structure and organization, are held by Lindows and/or its licensors and are protected by copyright and other laws. You may not copy or otherwise use LindowsOS, in whole or in part, except as expressly permitted in this Agreement. Title to LindowsOS, or to any copy, modification or merged portion of any of the Software Programs, shall at all times remain with Lindows and/or its licensors, subject to the terms of the applicable Third Party Agreement(s) to the Software Programs under consideration.

         3. TRADEMARKS

         "Lindows.com" and "LindowsOS" are registered trademarks of Lindows.com, Inc., All Rights Reserved. "Linux" is a registered trademark of Linus Torvalds. All other trademarks are the property of their respective owners. While certain Third Party Agreements described in Section 1.2 may allow You to copy, modify and distribute certain Software Programs, they do not permit You to distribute the Software Programs utilizing Lindows.com's trademarks.

         4. LIMITED WARRANTY.

         IF LINDOWSOS WAS DISTRIBUTED TO YOU BY LINDOWS OR A LINDOWS AUTHORIZED DISTRIBUTOR ON CD-ROM OR OTHER TANGIBLE STORAGE MEDIA, LINDOWS WARRANTS THAT THE STORAGE MEDIA IN THIS PRODUCT WILL BE FREE FROM DEFECT IN MATERIALS AND WORKMANSHIP UNDER NORMAL USE FOR A PERIOD OF THIRTY (30) DAYS FROM THE DATE THAT YOU ACQUIRE IT. IF SUCH A DEFECT OCCURS, RETURN THE MEDIA TO LINDOWS AT, LINDOWS.COM, INC., 9333 GENESEE AVE., SAN DIEGO, CA 92121, AND LINDOWS WILL REPLACE IT FREE OF CHARGE. THIS REMEDY IS YOUR EXCLUSIVE REMEDY FOR BREACH OF THIS WARRANTY.

         EXCEPT WHERE SPECIFICALLY STATED OTHERWISE IN THIS AGREEMENT, LINDOWSOS, INCLUDING WITHOUT LIMITATION

         EACH SOFTWARE PROGRAM, IS PROVIDED TO YOU ON AN "AS IS" BASIS, WITHOUT ANY OTHER WARRANTIES OR CONDITIONS AND LINDOWS EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THOSE ARISING BY LAW, STATUTE, USAGE OF TRADE, COURSE OF DEALING OR OTHERWISE. ANY WARRANTY OR REMEDY PROVIDED UNDER THIS AGREEMENT EXTENDS ONLY TO THE PARTY WHO PURCHASES A LICENSE TO LINDOWSOS FROM LINDOWS OR A LINDOWS AUTHORIZED DISTRIBUTOR.

         Some jurisdictions do not allow the exclusion of implied warranties, so the above exclusion may not apply to You. You may have other rights which vary from jurisdiction to jurisdiction.

         5. LIMITATION OF LIABILITY.

         THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF LINDOWSOS IS ASSUMED BY YOU. NEITHER LINDOWS NOR ITS APPOINTED DEALERS, SUPPLIERS OR LICENSEES SHALL HAVE ANY LIABILITY TO YOU OR ANY OTHER PERSON OR ENTITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR PROFIT, LOST OR DAMAGED DATA OR OTHER COMMERCIAL OR ECONOMIC LOSS, EVEN IF LINDOWS OR SUCH DEALER, SUPPLIER OR LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR THEY ARE FORESEEABLE. OUR MAXIMUM AGGREGATE LIABILITY TO YOU AND THAT OF OUR DEALERS AND SUPPLIERS FOR DIRECT DAMAGES SHALL NOT EXCEED THE AMOUNT PAID BY YOU FOR LINDOWSOS. THE LIMITATIONS IN THIS SECTION SHALL APPLY WHETHER OR NOT THE ALLEGED BREACH OR DEFAULT IS A BREACH OF A FUNDAMENTAL CONDITION OR TERM OR A FUNDAMENTAL BREACH.

         Some jurisdictions do not allow the limitation or exclusion of liability for incidental or consequential damage, so the above limitation may not apply to You.

         6. DISTRIBUTION.

         If You are permitted to redistribute any Software Programs under an appropriate OSLA, it is Your responsibility to comply with all export laws, rules and regulations in the jurisdictions where the Software Programs are exported from, exported to, or re-exported from time to time

         7. TERM.

         This Agreement is effective until terminated. You may terminate this license at any time by destroying all copies of LindowsOS. The Agreement will terminate automatically if You fail to comply with any term or condition of the Agreement. The provisions of Sections 1.2 (regarding OSLAs that remain in force) and 2 - 8, shall survive termination.

         8. GENERAL.

         This Agreement, together with the Third Party Agreements, is the entire agreement regarding Your use of Lindows0S, superseding any other agreement or discussions, oral or written, and may not be changed except by a signed agreement. Except as set forth in the appropriate OSLA, You may not assign Your rights or obligations under this Agreement without the prior consent of Lindows. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law applicable to choice of law and excluding the United Nations Convention on Contracts for the International Sale of Goods and any legislation implementing such Convention, if otherwise applicable. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the state and federal courts located in San Diego County. In any action to enforce this Agreement, the prevailing party shall be entitled to costs and attorneys' fees. If any provision of this Agreement is declared by a Court of competent jurisdiction to be invalid, illegal, or unenforceable, such a provision shall be severed from the Agreement and the other provisions shall remain in full force and effect. At no time shall a failure or delay in enforcing any provisions, exercising any option or requiring performance, be construed to be a waiver.

                Copyright (C) 2003 Lindows.com, Inc. All rights reserved. Lindows.com is not endorsed by or affiliated with Microsoft Corporation in any way.

                    Terms and Conditions     Privacy Policy

                                    Exhibit D

                              LINDOWS DOCUMENTATION

                               [QUICKSTART GUIDE]

                                    Exhibit E

               LINDOWS.COM BRANDING FEATURES; TRADEMARK GUIDELINES

         BRANDING FEATURES

         The Branding FEATURES are available at http://www.lindows.com/builder

         TRADEMARK NOTICES

         The Branding Features are trademarks and service marks of Lindows.com. The Branding Features shall be accompanied by the superscript "TM" or "(R)" symbol, as specified by Lindows.com, which must appear to the immediate right of the Branding Features. The footnote "LindowsOS is the trademark of Lindows.com, Inc." or "Lindows.com is the trademark of Lindows.com, Inc.", as applicable, shall accompany each use of the Branding Features (or, if a Branding Feature is used multiple times in a document, screen or packaging, such notice shall accompany the first prominent use in such document, screen or packaging).

         USING THE BRANDING FEATURES

         Licensee may only use the Branding Features as an indication that the Lindows.com Software Product is being offered to end users via distribution pursuant to the Agreement. Licensee may not use the Branding Features in such a way as to suggest that the Branding Features may also apply to any hardware or software other than the Lindows.com Software Product. When referring to Lindows.com, Inc., Licensee shall use the name "Lindows.com". When referring to the Lindows.com Software Product, Licensee shall use the trademark "LindowsOS".

         SIZING AND PLACEMENT REQUIREMENTS

         The digitized, machine-readable file for the artwork of the Branding Features appears above in this Exhibit E. Licensee shall not alter this file or the Branding Features in any way, including, without limitation, changing the color of any of the logos or artwork, separating any words in the Branding Features from the remainder of the Branding Features or replacing words with any other words.

         Licensee shall not combine the Branding Features with any other feature, including, without limitation, other marks, words, graphics, photos, slogans, numbers, design features or symbols.

         The Branding Features shall not be larger or more prominent than the trademark, logo or any Licensee trade name that appears on the same packaging, documentation, advertising or other materials. The Branding Features shall not be smaller or less prominent than any name, trademark or logo of any third party that appears on the same packaging, documentation, advertising or other materials.

                                       24